Exhibit 10.1

EXECUTION VERSION

ASSIGNMENT AND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT

This ASSIGNMENT AND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 15, 2011, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the various financial institutions party hereto (collectively, the “Lender Parties”) and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”) for the Lender Parties.

PRELIMINARY STATEMENTS

(1)           The Borrower, the various financial institutions party thereto and the Administrative Agent are parties to a Credit Agreement dated as of March 27, 2003, as amended and restated as of June 29, 2007 (such Credit Agreement as in effect immediately prior to giving effect to this Amendment, the “Existing Credit Agreement” and as amended hereby, the “Restated Credit Agreement”);

(2)           The lenders party to the Existing Credit Agreement (the “Existing Lenders”) have agreed to sell and assign to those financial institutions identified as lenders on Schedule I to the Restated Credit Agreement (the “Amended Facility Lenders”), and the Amended Facility Lenders have agreed to purchase and assume all of such Existing Lenders’ rights and obligations under the Existing Credit Agreement on the terms set forth herein; and

(3)           The Borrower, the Lender Parties and the Administrative Agent have agreed to amend the Existing Credit Agreement as hereinafter set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.  Assignments.  (a) Each Existing Lender sells and assigns to the Amended Facility Lenders, on the Closing Date (as defined below), all of such Existing Lender’s interest in and rights and obligations under the Existing Credit Agreement, including, without limitation, such Existing Lender’s Advances owing to such Existing Lender on the Closing Date (each an “Assignment” and, collectively, the “Assignments”).  After giving effect to such sale and assignment, the Commitments of and the amount of Advances owing to each Amended Facility Lender hereunder will be as set forth on Schedule I to the Restated Credit Agreement.

(b)           In consideration of the Assignments contemplated hereby, each Existing Lender shall receive an amount in same day funds equal to the sum of the principal amount of all Advances owing to such Existing Lender on the Closing Date, plus accrued and unpaid fees and interest thereon to such date at the rates specified pursuant to the Existing Credit Agreement, such payment to be made as soon as practicable following the Closing Date, but in no event later than 2:00 p.m. (New York time) on the immediately following Business Day after the Closing Date.

(c)           Each Existing Lender (i) represents and warrants that it is the legal and beneficial owner of the interests being sold and assigned by it hereunder and that such interests are free and clear of any adverse claim created by it, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Restated Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Restated Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of its obligations under the Restated Credit Agreement or any other instrument or document furnished pursuant thereto.

(d)           Each Amended Facility Lender agrees that it has received such financial statements and such other documents and information as such Amended Facility Lender has deemed appropriate to make its own credit analysis and decision to enter into the Restated Credit Agreement and agrees it will, independently and without reliance upon any Existing Lender and based on such documents and information as such Amended Facility Lender shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Restated Credit Agreement.

SECTION 2.  Amendments to the Existing Credit Agreement.  The Borrower, the Administrative Agent and the Amended Facility Lenders agree that the Existing Credit Agreement is, immediately after giving effect to the Assignments and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended on the Closing Date in its entirety to read as set forth in Appendix I hereto.  Each Amended Facility Lender confirms that on the Closing Date the Commitments of such Amended Facility Lender shall be as set forth on Schedule I to the Restated Credit Agreement.

SECTION 3.  Conditions of Restated Credit Agreement Effectiveness.  The Restated Credit Agreement shall become effective in accordance with Section 2 above as of the date (the “Closing Date”) each of the conditions set forth in Section 4.1 of the Restated Credit Agreement has been satisfied in accordance with its terms; provided, the Closing Date shall be no later than August 5, 2011.  The Administrative Agent shall notify the Lender Parties and the Borrower of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.  Conditions of Amendment Effectiveness.  This Amendment shall become effective as of the date the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and all Lender Parties or, as to any of the Lender Parties, advice satisfactory to the Administrative Agent that such Lender Party has executed this Amendment (the “Effective Date”).

SECTION 5.  Representation and Warranty of the Borrower. To induce the Lender Parties to enter into this Amendment, the Borrower represents and warrants that, as of the Effective Date:

(a)           The representations and warranties contained in Article V of the Restated Credit Agreement are true and correct, and

(b)           No Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing.

SECTION 6.  Reference to and Effect on the Existing Credit Agreement and the Notes.  (a)  On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Restated Credit Agreement.

SECTION 7.  Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of counsel for the Administrative Agent with respect hereto and thereto as agreed with the Administrative Agent) in accordance with the terms of Section 11.3 of the Restated Credit Agreement.

SECTION 8.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.  Defined Terms.  Capitalized terms not otherwise defined in the Amendment shall have the same meanings as specified in the Restated Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[Remainder of page intentionally left blank.]

ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Antje M. Gibson
	Name:	Antje M. Gibson
	Title:	VP, Treasurer

CITIBANK, N.A.
as Administrative Agent

By:	/s/ Servaas Chorus
	Name:	Servaas Chorus
	Title:	Director/SCO

Lender Parties:

CITIBANK, N.A.
as Existing Lender, Amended Facility Lender, Issuing Bank and Swing Line Bank

By:	/s/ Servaas Chorus
	Name:	Servaas Chorus
	Title:	Director/SCO

DNB NOR BANK ASA
as Existing Lender and Amended Facility Lender

By:	/s/ Giacomo Landi
	Name:	Giacomo Landi
	Title:	Senior Vice President

By:	/s/ Cathleen Buckley
	Name:	Cathleen Buckley
	Title:	Senior Vice President

THE BANK OF NOVA SCOTIA
as Existing Lender and Amended Facility Lender

By:	/s/ Ajit Goswami
	Name:	Ajit Goswami
	Title:	Director

THE ROYAL BANK OF SCOTLAND PLC
as Existing Lender and Amended Facility Lender

By:	/s/ Timothy J. McNaught
	Name:	Timothy J. McNaught
	Title:	Managing Director

BANK OF AMERICA, N.A.
as Existing Lender and Amended Facility Lender

By:	/s/ Justin Lien
	Name:	Justin Lien
	Title:	Director

BANKUNITED
as Amended Facility Lender

By:	/s/ Dilian Schulz
	Name:	Dilian Schulz
	Title:	Senior Vice President

BARCLAYS BANK PLC
as Existing Lender and Amended Facility Lender

By:	/s/ Noam Azachi
	Name:	Noam Azachi
	Title:	Assistant Vice President

BNP PARIBAS
as Existing Lender and Amended Facility Lender

By:	/s/ Benjamin Sileo
	Name:	Benjamin Sileo
	Title:	Vice President

By:	/s/ Gregory R. Paul
	Name:	Gregory R. Paul
	Title:	Managing Director

BRANCH BANKING AND TRUST COMPANY
as Amended Facility Lender

By:	/s/ Rick Keever
	Name:	Rick Keever
	Title:	Senior Vice President

CHANG HWA COMMERCIAL BANK, LTD.
as Amended Facility Lender

By:	/s/ Carol Sun
	Name:	Carol Sun
	Title:	V.P. & General Manager

DEUTSCHE BANK AG, NEW YORK BRANCH
as Existing Lender and Amended Facility Lender

By:	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.
as Existing Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

GOLDMAN SACHS BANK USA
as Amended Facility Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

HSH NORDBANK AG
as Existing Lender

By:	/s/ Christian Bock
	Name:	Christian Bock
	Title:	Senior Vice President

By:	/s/ Frauke Hay
	Name:	Frauke Hay
	Title:	Vice President

HSH NORDBANK AG, NEW YORK BRANCH
as Amended Facility Lender

By:	/s/ Christian Bock
	Name:	Christian Bock
	Title:	Senior Vice President

By:	/s/ Frauke Hay
	Name:	Frauke Hay
	Title:	Vice President

HUA NAN COMMERCIAL BANK, LONDON BRANCH
as Amended Facility Lender

By:	/s/ Lin Shu-Fen
	Name:	Lin Shu-Fen
	Title:	Assistant Vice President

ICBC (LONDON) PLC
as Amended Facility Lender

By:	/s/ Bo Jiang
	Name:	Bo Jiang
	Title:	Deputy General Manager

By:	/s/ Jingfen Zhao
	Name:	Jingfen Zhao
	Title:	Deputy Managing Director

JPMORGAN CHASE BANK, N.A.
as Existing Lender and Amended Facility Lender

By:	/s/ Donald S. Shokrian
	Name:	Donald S. Shokrian
	Title:	Managing Director

MIZUHO CORPORATE BANK, LTD.
as Existing Lender and Amended Facility Lender

By:	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.
as Existing Lender and Amended Facility Lender

By:	/s/ Nick Zangari
	Name:	Nick Zangari
	Title:	Authorized Signatory

NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH
as Existing Lender

By:	/s/ Colleen Durkin
	Name:	Colleen Durkin
	Title:	First Vice President

By:	/s/ Gerald E. Chelius, Jr.
	Name:	Gerald E. Chelius, Jr.
	Title:	SVP Credit

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Amended Facility Lender

By:	/s/ Colleen Durkin
	Name:	Colleen Durkin
	Title:	First Vice President

By:	/s/ Gerald E. Chelius, Jr.
	Name:	Gerald E. Chelius, Jr.
	Title:	SVP Credit

REGIONS BANK
as Existing Lender and Amended Facility Lender

By:	/s/ Stephen Hanas
	Name:	Stephen Hanas
	Title:	Senior Vice President

SKANDINAVISKA ENSKILDA BANKEN AB
as Amended Facility Lender

By:	/s/ David Lockie
	Name:	David Lockie
	Title:	Legal Counsel

By:	/s/ Malcolm Stonehouse
	Name:	Malcolm Stonehouse
	Title:	Client Associate

SUMITOMO MITSUI BANKING CORPORATION
as Existing Lender and Amended Facility Lender

By:	/s/ Shaji Yabe
	Name:	Shaji Yabe
	Title:	General Manager

U.S. BANK NATIONAL ASSOCIATION
as Existing Lender and Amended Facility Lender

By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Vice President

UNICREDIT BANK AG
as Existing Lender

By:	/s/ Peter-Alexander Wunner
	Name:	Peter-Alexander Wunner
	Title:	Prokurist

By:	/s/ Torsten Heise
	Name:	Torsten Heise
	Title:	Associate Director

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES
as Existing Lender

By:	/s/ Diane Pockaj
	Name:	Diane Pockaj
	Title:	Managing Director

By:	/s/ Michael Weinert
	Name:	Michael Weinert
	Title:	Assistant Vice President

WELLS FARGO BANK, N.A.
as Existing Lender

By:	/s/ Kathleen Reidy
	Name:	Kathleen Reidy
	Title:	Managing Director

EXECUTION VERSION

APPENDIX I TO AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT

U.S. $875,000,000

CREDIT AGREEMENT,

as amended and restated as of July 21, 2011

ROYAL CARIBBEAN CRUISES LTD.,

as the Borrower,

and

CITIGROUP GLOBAL MARKETS LIMITED

DNB NOR MARKETS, INC.

as Co-Lead Arrangers

and

CITIBANK, N.A.

as Administrative Agent

and

DNB NOR BANK ASA

as Syndication Agent

and

THE ROYAL BANK OF SCOTLAND PLC

THE BANK OF NOVA SCOTIA

as Documentation Agents

NYDOCS02/934719.8

TABLE OF CONTENTS

PAGE
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms	1
ECTION 1.2. Use of Defined Terms	15
SECTION 1.3. Cross-References	15
SECTION 1.4. Accounting and Financial Determinations	15

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

NYDOCS02/934719.8

ARTICLE III

CERTAIN LIBO RATE AND OTHER PROVISIONS

ARTICLE IV

CONDITIONS TO BORROWING

SECTION 4.1. Effectiveness	37
SECTION 4.2. All Borrowings and Issuances	38
SECTION 4.3. Determinations Under Section 4.1	38

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.1. Organization, etc	39
SECTION 5.2. Due Authorization, Non-Contravention, etc.	39
SECTION 5.3. Government Approval, Regulation, etc.	39
SECTION 5.4. Compliance with Environmental Laws	39
SECTION 5.5. Validity, etc.	40
SECTION 5.6. Financial Information	40

NYDOCS02/934719.8	ii

SECTION 5.7. No Default, Event of Default or Prepayment Event	40
SECTION 5.8. Litigation	40
SECTION 5.9. Vessels	40
SECTION 5.10. Subsidiaries	40
SECTION 5.11. Obligations rank pari passu	41
SECTION 5.12. No Filing, etc. Required	41
SECTION 5.13. No Immunity	41
SECTION 5.14. Pension Plans	41
SECTION 5.15. Investment Company Act	41
SECTION 5.16. Regulation U	41
SECTION 5.17. Accuracy of Information	41

ARTICLE VI

COVENANTS

NYDOCS02/934719.8	iii

SECTION 6.2.5. Investments	46
SECTION 6.2.6. Consolidation, Merger, etc.	47
SECTION 6.2.7. Asset Dispositions, etc.	47
SECTION 6.2.8. Transactions with Affiliates	48

ARTICLE VII

EVENTS OF DEFAULT

ARTICLE VIII

PREPAYMENT EVENTS

SECTION 8.1. Listing of Prepayment Events	50
SECTION 8.1.1. Change in Ownership	50
SECTION 8.1.2. Change in Board	51
SECTION 8.1.3. Unenforceability	51
SECTION 8.1.4. Approvals	51
SECTION 8.1.5. Non-Performance of Certain Covenants and Obligations	51
SECTION 8.1.6. Judgments	51

NYDOCS02/934719.8	iv

SECTION 8.1.7. Condemnation, etc	51
SECTION 8.1.8. Arrest	51
SECTION 8.2. Mandatory Prepayment	52

ARTICLE IX

ACTIONS IN RESPECT OF THE LETTERS OF CREDIT

SECTION 9.1.1. Actions in Respect of the Letters of Credit	52

ARTICLE X

THE AGENTS

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1. Waivers, Amendments, etc	56
SECTION 11.2. Notices	57
SECTION 11.3. Payment of Costs and Expenses	58
SECTION 11.4. Indemnification	59

NYDOCS02/934719.8	v

NYDOCS02/934719.8	vi

SCHEDULES
SCHEDULE 1.01	-	Mandatory Cost Formulae
SCHEDULE I	-	Commitments
SCHEDULE II	-	Disclosure Schedule

EXHIBITS
Exhibit A	-	Form of Note
Exhibit B-1	-	Form of Borrowing Request (Revolving Credit Borrowings)
Exhibit B-2	-	Form of Borrowing Request (Swing Line Borrowings)
Exhibit C	-	Form of Interest Period Notice
Exhibit D-1	-	Form of Opinion of Bradley Stein, Esq.
Exhibit D-2	-	Form of Opinion of Watson, Farley & Williams (New York) LLP
Exhibit E	-	Form of Lender Assignment Agreement
Exhibit F	-	Form of Commitment Increase Agreement
Exhibit G	-	Form of Added Lender Agreement
Exhibit H	-	Form of Opinion of Shearman & Sterling LLP

NYDOCS02/934719.8	vii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of July 21, 2011, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the various financial institutions as are or shall become parties hereto (and their respective successors or assigns, collectively, the “Lender Parties”) and CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender Parties.

W I T N E S S E T H:

WHEREAS, the Borrower desires to obtain Commitments from the Lender Parties pursuant to which Advances will be made to the Borrower and Letters of Credit will be issued for the account of the Borrower and its Subsidiaries, in a maximum aggregate principal amount and Available Amount together at any one time outstanding not to exceed $875,000,000, from time to time prior to the Termination Date; and

WHEREAS, the Lender Parties are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to extend Advances to, and, in the case of the Issuing Banks, to issue Letters of Credit for the account of, the Borrower; and

WHEREAS, the proceeds of such Advances will be used for general corporate purposes, including capital expenditures and acquisition financing, of the Borrower and its Subsidiaries;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acceptable Lender” means a commercial banking institution with a bank rating by Moody’s/S&P of A3 or A- or above.

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Added Lender” is defined in Section 2.14.

“Added Lender Agreement” means an Added Lender Agreement substantially in the form of Exhibit E.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent, and as shall have accepted such appointment, pursuant to Section 10.5.

“Administrative Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained by the Administrative Agent at Citibank at its office at 1615 Brett Road,

NYDOCS02/934719.8

Building #3, New Castle, Delaware 19720, Account No. 36852248, Attention:  Bank Loan Syndications, (b) in the case of Advances denominated in any Committed Currency, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Borrower and the Lender Parties for such purpose and (c) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lender Parties for such purpose.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a Revolving Credit Advance or a Swing Line Advance.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agents” means (a) the Administrative Agent and (b) the Lenders listed as the syndication agent and documentation agents on the cover page hereof in their respective capacities as agents under Article X, together with their respective successors (if any) in such capacity.

“Agent Parties” is defined in Section 11.2.

“Agreement” means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time further amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s LIBO Lending Office in the case of a LIBO Rate Advance.

“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for LIBO Rate Advances and Swing Line Advances
Level 1 BBB+ or Baa1 or above	0.000%	0.750%
Level 2 BBB or Baa2	0.000%	1.000%
Level 3 BBB- or Baa3	0.250%	1.250%
Level 4 BB+ or Ba1	0.750%	1.750%

NYDOCS02/934719.8	2

Level 5 BB or Ba2	1.000%	2.000%
Level 6 Lower than Level 5	1.500%	2.500%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 BBB+ or Baa1 or above	0.1575%
Level 2 BBB or Baa2	0.2100%
Level 3 BBB- or Baa3	0.2625%
Level 4 BB+ or Ba1	0.3675%
Level 5 BB or Ba2	0.4200%
Level 6 Lower than Level 5	0.5250%

“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

“Authorized Officer” means those officers of the Borrower authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Administrative Agent by the Secretary or an Assistant Secretary of the Borrower.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;

(b) ½ of 1.00% per annum above the Federal Funds Rate in effect on such day; and

(c)           (i) the rate per annum appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars, at approximately 11:00 A.M. (London time) on such date or (ii) if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/1000 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars is offered by the principal office of each of the Reference Lenders in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on such date in an amount substantially equal to such Reference Lender’s LIBO Rate Advance comprising part of

NYDOCS02/934719.8	3

such Revolving Credit Borrowing to be outstanding, in each case for a period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.

“Base Rate Advance” means an Advance denominated in Dollars that bears interest as provided in Section 2.7(a)(i).

“Borrower” is defined in the preamble.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City or London, and, if the applicable Business Day relates to any LIBO Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such LIBO Rate Advance (or, in the case of an Advance denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases.

“Capitalization” means, as at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalized Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“Citibank” means Citibank, N.A.

“Closing Date” is defined in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means a Revolving Credit Commitment, a Letter of Credit Commitment or a Swing Line Commitment.

“Commitment Termination Event” means:

(a) any Default described in clauses (b) through (d) of Section 7.1.6 shall occur with respect to the Borrower;

(b) the occurrence and continuance of any Event of Default (other than as described in clause (a) above) and the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated; or

NYDOCS02/934719.8	4

(c)           the occurrence and continuance of a Prepayment Event and the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

“Committed Currencies” means Sterling and Euros.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.8 or 2.9.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.15(d), at any time, any Lender that, at such time (a) has failed to perform any of its funding obligations hereunder, including in respect of its Advances (including Swing Line Advances) or participations in respect of Letters of Credit, within two Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower (based on its reasonable belief that such Lender may not fulfill its funding obligations hereunder), to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the control, ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule II.

“DnB NOR Bank” means DnB NOR Bank ASA.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “Domestic Lending Office” in the Administrative Questionnaire of such Lender Party or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“Effective Date” means the date this Agreement becomes effective pursuant to Section 11.8.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

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“Equivalent” (i) in Dollars of any Committed Currency on any date, means the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange Dollars for such Committed Currency in London prior to 11:00 A.M. (London time) on such date and (ii) in any Committed Currency of Dollars on any date, means the quoted spot rate at which the Administrative Agent’s principal office in London offers to exchange such Committed Currency for Dollars in London prior to 11:00 A.M. (London time) on such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Event of Default” is defined in Section 7.1.

“Existing Debt” means the obligations of the Borrower or its Subsidiaries in connection with (i) the Bareboat Charterparty with respect to the vessel BRILLIANCE OF THE SEAS dated July 5, 2002 between Halifax Leasing (September) Limited and RCL (UK) LTD, (ii) that certain Hull No. S-675 Credit Agreement dated as of August 7, 2008 among Celebrity Solstice Inc., the lenders from time to time party thereto and KfW IPEX-Bank GmbH (“KfW”), as Hermes agent and administrative agent, (iii) that certain Hull No. S-676 Credit Agreement dated as of April 15, 2009 among Celebrity Equinox Inc., the lenders from time to time party thereto and KfW, as Hermes agent and administrative agent, (iv) that certain credit agreement dated as of May 7, 2009 as amended and restated as of October 9, 2009 among Oasis of the Seas Inc., the Borrower, as guarantor, the lenders from time to time party thereto and BNP Paribas, as administrative agent, (v) that certain Hull No. S-677 Credit Agreement dated as of November 26, 2009 among Celebrity Eclipse Inc., the lenders from time to time party thereto and KfW, as Hermes agent and administrative agent, (vi) that certain credit agreement dated as of March 15, 2010 among Allure of the Seas Inc., the Borrower, as guarantor, the lenders from time to time party thereto and Skandinaviska Enskilda Banken AB (publ), as administrative agent, and the replacement, extension, renewal or amendment of the foregoing without increase in the amount or change in any direct or contingent obligor of such obligations and (vii) that certain Hull No. 6-679 Credit Agreement dated as of February 27, 2009 among Celebrity Solstice IV Inc., the lenders from time to time party thereto and KfW IPEX-Bank GmbH, as Hermes agent and administrative agent.

“Existing Group” means the following Persons:  (a) A. Wilhelmsen AS., a Norwegian corporation (“Wilhelmsen”); (b) Cruise Associates, a Bahamian general partnership (“Cruise”); and (c) any Affiliate of either or both of Wilhelmsen and Cruise.

“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as in effect at the date hereof (or any amended or successor version that is substantively comparable), and any current or future regulations promulgated thereunder or official interpretations thereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or,

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if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

(a) net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to

(b) the sum of:

(i) dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus

(ii) scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalized Lease Liabilities), in each case, of the Borrower and its Subsidiaries for such period.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“IFRS” is defined in Section 1.4.

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“Indebtedness” means, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed by such Person; (g) obligations of such Person in respect of surety bonds and similar obligations; and (h) liabilities arising under Hedging Instruments.

“Indemnified Liabilities” is defined in Section 11.4.

“Indemnified Parties” is defined in Section 11.4.

“Increased Commitment Date” is defined in Section 2.14.

“Increasing Lenders” is defined in Section 2.14.

“Interest Period” means, for each LIBO Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such LIBO Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be one, two, three, six, nine or twelve months, and subject to clause (b) of this definition, such longer period as the Borrower and the Lenders may agree, as the Borrower may, upon notice in substantially the form of Exhibit C received by the Administrative Agent not later than 11:00 A.M. (New York City time) on (x) in the case of LIBO Rate Advances denominated in a Committed Currency, the third Business Day prior to the first day of such Interest Period or (y) in the case of LIBO Rate Advances denominated in Dollars, the second Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) Interest Periods commencing on the same date for LIBO Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration (without limiting the ability of the Borrower to have more than one Borrowing on the same date);

(b) the Borrower shall not be entitled to select an Interest Period having duration of longer than twelve months unless, by 2:00 P.M. (New York City time) on (x) in the case of LIBO Rate Advances denominated in a Committed Currency, the third Business Day prior to the first day of such Interest Period or (y) in the case of LIBO Rate Advances denominated in Dollars, the second Business Day prior to the first day of such Interest Period, each Lender notifies the Administrative Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit

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Borrowing shall be one, two, three, six, nine or twelve months, as specified by the Borrower in the applicable Notice of Revolving Credit Borrowing as the desired alternative to such requested Interest Period;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Investment” means, relative to any Person,

(a) any loan or advance made by such Person to any other Person (excluding commission, travel, expense and similar advances to officers and employees made in the ordinary course of business); and

(b) any ownership or similar interest held by such Person in any other Person.

“Issuance” with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

“Issuing Bank” means a Lender Party listed on Schedule I hereto with a Letter of Credit Commitment or any other Lender acceptable to the Borrower in its discretion so long as such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office (which information shall be recorded by the Administrative Agent in the Register), for so long as such Issuing Bank or Lender, as the case may be, shall have a Letter of Credit Commitment.

“L/C Cash Collateral Account” means an interest bearing cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

“L/C Exposure” means, at any time, the sum of (a) the aggregate Available Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time.  The L/C Exposure of any Lender at any time shall be its Ratable Share of the total L/C Exposure at such time, as may be adjusted in accordance with Section 2.15(a)(i).

“L/C Related Documents” is defined in Section 2.6(b)(i).

“Lender” means each Lender Party listed on Schedule I hereto with a Revolving Credit Commitment, each Added Lender and their respective successors and assigns.

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“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit E.

“Lender Parties” is defined in the preamble.

“Letter of Credit” is defined in Section 2.1(b).

“Letter of Credit Agreement” is defined in Section 2.3(a).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower and its Subsidiaries in (a) the Dollar amount set forth opposite the Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment”, (b) if such Issuing Bank has become a Lender hereunder pursuant to an Added Lender Agreement, the Dollar amount set forth in such Added Lender Agreement or (c) if such Issuing Bank has entered into one or more Lender Assignment Agreements, the Dollar amount set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.11.1 as such Issuing Bank’s “Letter of Credit Commitment”, in each case as such amount may be reduced prior to such time pursuant to Section 2.5 or increased pursuant to Section 2.14.

“Letter of Credit Facility” means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, (b) $175,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.5.

“LIBO Lending Office” means, with respect to any Lender Party, the office of such Lender Party specified as its “LIBO Lending Office” in the Administrative Questionnaire of such Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

“LIBO Rate” means, for any Interest Period for each LIBO Rate Advance comprising part of the same Revolving Credit Borrowing, the rate per annum appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for (a) deposits in Dollars or Euros, as applicable, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period or (b) deposits in Sterling at approximately 11:00 A.M. (London time) on the first day of such Interest Period, in each case for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/1000 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or Euros, as applicable, is offered by the principal office of each of the Reference Lenders in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period, or at which deposits in Sterling is offered by the principal office of each of the Reference Lenders in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the first day of such Interest Period, in each case in an amount substantially equal to such Reference Lender’s LIBO Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period, subject, however, to the provisions of Section 2.8.

“LIBO Rate Advance” means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.7(a)(ii).

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure

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payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan Document” means this Agreement, the Notes, if any, and each Letter of Credit Agreement.

“Mandatory Cost” means, with respect to any period for Advances denominated in Sterling, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under the Loan Documents or (c) the ability of the Borrower to perform its payment Obligations under the Loan Documents.

“Material Litigation” is defined in Section 5.8.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, Capitalized Lease Liabilities) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

(a) all cash on hand of the Borrower and its Subsidiaries; plus

(b) all Cash Equivalents.

“Net Debt to Capitalization Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalization on such date.

“New Financings” means proceeds from:

(a) borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any other revolving credit facilities, and

(b) the issuance and sale of equity securities.

“Non-Defaulting Lenders” is defined in Section 2.15(a).

“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.13 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

“Notice” is defined in Section 11.2(c).

“Notice of Issuance” is defined in Section 2.3(a).

“Notice of Revolving Credit Borrowing” is defined in Section 2.2(a).

“Notice of Swing Line Borrowing” is defined in Section 2.2(b).

“Obligations” means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement and the Notes.

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“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Participant” is defined in Section 11.11.2.

“Participant Register” is defined in Section 11.11.2.

“Participating Member State” means each state so described in any EMU Legislation.

“Payment Office” means, for any Committed Currency, such office of Citibank as shall be from time to time selected by the Administrative Agent and notified by the Administrative Agent to the Borrower and the Lender Parties.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prepayment Event” is defined in Section 8.1.

“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel.

“Ratable Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction, the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments shall have been terminated, such Lender’s Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of all Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments shall have been terminated, the aggregate amount of all Revolving Credit Commitments as in effect immediately prior to such termination); provided that in the case of Section 2.15 when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitments) represented by such Lender’s Revolving Credit Commitment.

“Reference Lenders” means Citibank, DnB NOR Bank, The Royal Bank of Scotland plc and The Bank of Nova Scotia, and includes each replacement Reference Lender appointed by the Administrative Agent pursuant to Section 2.8.

“Register” is defined in Section 11.11.3.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors (including lawyers and accountants) and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders that, in the aggregate, hold more than 50% of the aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances or, if no such principal amount is then outstanding, Lenders that in the aggregate have

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more than 50% of the Revolving Credit Commitments; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time the Revolving Credit Commitments of such Lender at such time.

“Resignation Effective Date” is defined in Section 10.7(a).

“Revolving Credit Advance” means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a LIBO Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type and, in the case of LIBO Rate Advances, having the same Interest Period, made by each of the Lenders.

“Revolving Credit Borrowing Minimum” means, in respect of Revolving Credit Advances denominated in Dollars, $5,000,000, in respect of Revolving Credit Advances denominated in Sterling, £5,000,000 and, in respect of Revolving Credit Advances denominated in Euros, €5,000,000.

“Revolving Credit Borrowing Multiple” means, in respect of Revolving Credit Advances denominated in Dollars, $1,000,000 in respect of Revolving Credit Advances denominated in Sterling, £1,000,000 and, in respect of Revolving Credit Advances denominated in Euros, €1,000,000.

“Revolving Credit Commitment” means as to any Lender (a) the Dollar amount set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Revolving Credit Commitment” or (b) if such Lender has become a Lender hereunder pursuant to an Added Lender Agreement,  the Dollar amount set forth in such Added Lender Agreement or (c) if such Lender has entered into a Lender Assignment Agreement, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.11.3, as such amount may be reduced pursuant to Section 2.5 or increased pursuant to Section 2.14.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Advances and its L/C Exposure and Swing Line Exposure at such time.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Companies, Inc.

“Senior Debt Rating” means, as of any date, (a) the implied senior debt rating of the Borrower for debt pari passu in right of payment and in right of collateral security with the Obligations as given by Moody’s and S&P or (b) in the event the Borrower receives an actual unsecured senior debt rating (apart from an implied rating) from Moody’s and/or S&P, such actual rating or ratings, as the case may be (and in such case the Senior Debt Rating shall not be determined by reference to any implied senior debt rating from either agency).  For purposes of the foregoing, (i) if only one of S&P and Moody’s shall have in effect a Senior Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (ii) if neither S&P nor Moody’s shall have in effect a Senior Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be, unless (A) within 21 days of being notified by the Administrative Agent that both Moody’s and S&P have ceased to give a Senior Debt Rating, the Borrower has obtained from at least one of such agencies a private implied rating for its senior debt or (B) having failed to obtain such private rating within such 21-day period, the Borrower and the Lenders shall have agreed within a further 15-day period (during which period the

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Borrower and the Agents shall consult in good faith to find an alternative method of providing an implied rating of the Borrower’s senior debt) on an alternative rating method, which agreed alternative shall apply for the purposes of this Agreement; (iii) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (iv) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (v) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Senior Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the Effective Date in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Swing Line Advance” means an advance made by the Swing Line Bank pursuant to Section 2.1(c) or any Lender pursuant to Section 2.2(b).

“Swing Line Bank” means Citibank.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

“Swing Line Commitment” means the amount set forth opposite the Swing Line Bank’s name on Schedule I hereto, as such amount may be reduced pursuant to Section 2.5.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Advances outstanding at such time.  The Swing Line Exposure of any Lender at any time shall be its Ratable Share of the total Swing Line Exposure at such time, as may be adjusted in accordance with Section 2.15(a)(i).

“Swing Line Facility” is defined in Section 2.1(c).

“Taxes” is defined in Section 3.6.

“Termination Date” means the earliest of July 21, 2016, (b) the date of termination in whole of the Commitments pursuant to Section 2.5 and (c) the date on which any Commitment Termination Event occurs.

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“Type” means the distinction of an Advance as a LIBO Rate Advance or a Base Rate Advance.

“Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender, and not as a Swing Line Bank) and outstanding at such time, plus (ii) such Lender’s Ratable Share of (A) the aggregate Available Amount of all the Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.3(c) that have not been ratably funded by such Lender and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances then outstanding.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Vessel” means a passenger cruise vessel owned by the Borrower or one of its Subsidiaries.

“Voting Stock” means shares of capital stock of the Borrower of any class or classes (however designated) that have by the terms thereof normal voting power to elect the members of the Board of Directors of the Borrower (other than voting power upon the occurrence of a stated contingency, such as the failure to pay dividends).

SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in the Disclosure Schedule and in each Note, Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing, Notice of Issuance, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3. Cross-References.  Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 6.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP, upon any such election and notice to the Administrative Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided, further, that if, as a result of (i) any change in GAAP or IFRS or in the interpretation thereof or (ii) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of the financial statements referred to in Section 5.6, there is a change in the manner of determining any of the items referred to herein that are to be determined by reference to GAAP, and the

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effect of such change would (in the reasonable opinion of the Borrower or the Agents) be such as to affect the basis or efficacy of the covenants contained in Section 6.2.4 in ascertaining the financial condition of the Borrower or the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of such Sections of this Agreement continue to be determined in accordance with GAAP relating thereto as GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1. The Advances and Letters of Credit.  (a) Revolving Credit Advances.  Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender’s Unused Commitment.  Each Revolving Credit Borrowing shall be in an amount not less than the Revolving Credit Borrowing Minimum or the Revolving Credit Borrowing Multiple in excess thereof and shall consist of Revolving Credit Advances of the same Type and in the same currency made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.  Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.1(a).

(b)           Letters of Credit.  Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the Lenders set forth in this Agreement, to issue letters of credit (each, a “Letter of Credit”) denominated in Dollars or a Committed Currency for the account of the Borrower and its Subsidiaries from time to time on any Business Day during the period from the Closing Date until 30 days before the Termination Date in an aggregate Available Amount (based in respect of any Letters of Credit to be denominated in a Committed Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Issuance) (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time.  No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than five Business Days before the Termination Date.  Within the limits referred to above, the Borrower may from time to time request the issuance of Letters of Credit under this Section 2.1(b).

(c)           The Swing Line Advances.  The Swing Line Bank agrees, on the terms and conditions hereinafter set forth, to make Swing Line Advances denominated in Dollars to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate principal amount (i) for all Swing Line Advances made by the Swing Line Bank not to exceed at any time the lesser of (x) $70,000,000 (the “Swing Line Facility”) and (y) the Swing Line Bank’s Swing Line Commitment at such time and (ii) in an amount for each such Advance not to exceed the Unused Commitments of the Lenders on such Business Day.  No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance.  Each Swing Line

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Borrowing shall be in an amount of $1,000,000 or an integral multiple thereof.  Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.1(c), prepay pursuant to Section 2.10 and reborrow under this Section 2.1(c).

SECTION 2.2. Making the Advances.  (a)  Except as otherwise provided in Section 2.2(b) or Section 2.3(c), each Revolving Credit Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances denominated in any Committed Currency, or (z) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent by telecopier, which shall give to each Lender prompt notice (in the case of a proposed Revolving Credit Borrowing consisting of Base Rate Advances, by 12:00 P.M. (New York City time)) thereof by telecopier or electronic mail.  Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telephone, confirmed promptly in writing, or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance.  Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances denominated in Dollars, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Base Rate Advances and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of LIBO Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 4.2 the Administrative Agent will make such funds available to the Borrower at the account of the Borrower specified in the applicable Notice of Revolving Credit Borrowing; provided, however, that, if such borrowing is denominated in Dollars, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances made by the Swing Line Bank and by any other Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank and such other Lenders for repayment of such Swing Line Advances.

(b)           Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing by the Borrower to the Swing Line Bank and the Administrative Agent, of which the Administrative Agent shall give prompt notice to the Lenders.  Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed promptly in writing, or telecopier in substantially the form of Exhibit B-2 hereto, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the tenth day after the requested date of such Borrowing).  The Swing Line Bank shall, before 4:00 P.M. (New York City time) on the date of such Swing Line Borrowing, make the Swing Line Borrowing available to the Administrative Agent at the Administrative Agent’s Account, in same day funds.  After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 4.2, the Administrative Agent will make such funds available to the Borrower at the account of the Borrower specified in the applicable Notice of Swing Line Borrowing.  Upon written demand by the Swing Line Bank, with a copy of such

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demand to the Administrative Agent, each other Lender will purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Lender, such other Lender’s Ratable Share of such outstanding Swing Line Advance, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender.  The Borrower hereby agrees to each such sale and assignment.  Each Lender agrees to purchase its Ratable Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  Upon any such assignment by the Swing Line Bank to any other Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, this Agreement, the Notes or the Borrower.  If and to the extent that any Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such Lender is required to have made such amount available to the Administrative Agent until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.  If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c)           Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select LIBO Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than the Revolving Credit Borrowing Minimum or if the obligation of the Lenders to make LIBO Rate Advances shall then be suspended pursuant to Section 2.8 or 3.1 and (ii) the LIBO Rate Advances may not be outstanding as part of more than 15 separate Revolving Credit Borrowings.

(d)           Each Notice of Revolving Credit Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.  In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of LIBO Rate Advances, the Borrower shall indemnify each Lender in accordance with Section 3.4.

(e)           Unless the Administrative Agent shall have received notice from a Lender or the Swing Line Bank prior to the time of any Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, that such Lender or the Swing Line Bank will not make available to the Administrative Agent such Lender’s or the Swing Line Bank’s ratable portion of such Revolving Credit Borrowing or Swing Line Borrowing, as the case may be, the Administrative Agent may assume that such Lender or the Swing Line Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2, as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender or the Swing Line Bank shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender or the Swing Line

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Bank, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Currencies.  If such Lender or the Swing Line Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s or the Swing Line Bank’s Advance as part of such Borrowing for purposes of this Agreement.

(f)           The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

(g)           If any Lender shall default in its obligations under Section 2.1, the Agents shall, at the request of the Borrower, use reasonable efforts to find a bank or other financial institution acceptable to the Borrower to replace such Lender on terms acceptable to the Borrower and to have such bank or other financial institution replace such Lender.

(h)           Each Lender may, if it so elects, fulfill its obligation to make or continue Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Advance; provided that such Advance shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Advance shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

SECTION 2.3. Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a)  Request for Issuance.  (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Administrative Agent, prompt notice thereof.  Each such notice by the Borrower of Issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telecopier or telephone, confirmed immediately in writing, specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the Borrower shall agree for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Section 4.2, make such Letter of Credit available to the Borrower at its office referred to in Section 11.2 or as otherwise agreed with the Borrower in connection with such Issuance.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b)           Participations.  By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Ratable Share of the Available Amount of such Letter of Credit.  The Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such

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Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason, which amount will be advanced, and deemed to be an Advance to the Borrower hereunder, regardless of the satisfaction of the conditions set forth in Section 4.2.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.14, an assignment in accordance with Section 11.11.1 or otherwise pursuant to this Agreement.

(c)           Drawing and Reimbursement.  The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the Borrower on the date made shall constitute for all purposes of this Agreement the making by any such Issuing Bank of an Advance, which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Advance in the amount of such draft, and, in the case of a Letter of Credit denominated in a Commitment Currency, shall be a Base Rate Advance in an amount equal to the Equivalent of Dollars of such Committed Currency determined on the date of such drawing, without regard to whether the making of such an Advance would exceed such Issuing Bank’s Unused Commitment.  Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the Borrower and the Administrative Agent.  Upon written demand by such Issuing Bank, with a copy of such demand to the Administrative Agent and the Borrower, each Lender shall pay to the Administrative Agent such Lender’s Ratable Share of such outstanding Advance pursuant to Section 2.3(b).  Each Lender acknowledges and agrees that its obligation to make Advances pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank.  Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Lender shall not have so made the amount of such Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.  If such Lender shall pay to the Administrative Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d)           Letter of Credit Reports.  Each Issuing Bank shall furnish (A) to the Administrative Agent and each Lender (with a copy to the Borrower) on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Administrative Agent and each Lender (with a copy to the Borrower) on the first Business Day of each

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calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

(e)           Failure to Make Advances.  The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

SECTION 2.4. Fees.  (a)  Facility Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Revolving Credit Commitment from the Effective Date in the case of each Lender party hereto on the Effective Date and from the effective date specified in the Added Lender Agreement or in the Lender Assignment Agreement pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2011, and on the Termination Date; provided that no Defaulting Lender shall be entitled to receive any facility fee in respect of its Revolving Credit Commitment for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay such fee that otherwise would have been required to have been paid to that Defaulting Lender), other than a facility fee, as described above, on the aggregate principal amount of Advances funded by such Defaulting Lender outstanding from time to time.

(b)           Letter of Credit Fees.  (i)  The Borrower shall pay to the Administrative Agent for the account of each Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and outstanding from time to time at a rate per annum equal to the Applicable Margin for LIBO Rate Advances in effect from time to time during such calendar quarter, payable in arrears quarterly on the last day of each March, June, September and December, commencing with the quarter ended September 30, 2011, and on the Termination Date; provided, that no Defaulting Lender shall be entitled to receive any commission in respect of Letters of Credit for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay such commission to that Defaulting Lender but shall pay such commission as set forth in Section 2.15);

(ii)           The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee in an amount agreed between the Borrower and such Issuing Bank and such other issuance fees, transfer fees and other fees and charges in connection with the Issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

SECTION 2.5. Termination or Reduction of the Commitments.  (a)  Ratable Termination or Reduction.  The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the Unused Commitments or the Unissued Letter of Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

(b)           Termination of Defaulting Lender.  The Borrower shall be entitled at any time to (i) terminate the Unused Commitment of any Lender that is a Defaulting Lender (determined after giving effect to any reallocation of such Defaulting Lender’s L/C Exposure and Swing Line Exposure, as provided in Section 2.15) (the “Defaulted Commitments”) upon prior notice of not less than one Business Day to the Administrative Agent (which shall promptly notify the Lenders thereof), and/or (ii) replace all of the Commitments or the Defaulted Commitments of any Lender that is a Defaulting Lender with

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Commitments of another financial institution reasonably acceptable to the Agents, provided that (x) each such assignment shall be either an assignment of all of the rights and obligations of the Defaulting Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the Defaulting Lender under this Agreement with respect to all of the Commitments or the Defaulted Commitments, as the case may be, and (y) concurrently with such assignment, either the Borrower or one or more assignees shall pay for the account of such Defaulting Lender an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Defaulting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Defaulting Lender under this Agreement.  In either such event, the provisions of Section 2.15(e) shall apply to all amounts thereafter paid by the Borrower or such assignees for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, facility fees, Letter of Credit commissions or other amounts), provided that (i) no Default and no Prepayment Event shall have occurred and be continuing and (ii) such termination or assignment shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, each Issuing Bank, the Swing Line Bank or any Lender may have against such Defaulting Lender.

SECTION 2.6. Repayment of Advances and Letter of Credit Drawings.  (a)  Revolving Credit Advances.  The Borrower shall repay to the Administrative Agent for the account of each Lender on the Termination Date the aggregate principal amount of the Revolving Credit Advances made by such Lender and then outstanding.

(b)           Letter of Credit Drawings.  The obligations of the Borrower under any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit issued for the account of the Borrower or any of its Subsidiaries shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

(i)           any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)           the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)           any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

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(v)           payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi)           any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

(vii)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

(c)           Swing Line Advances.  The Borrower shall repay to the Administrative Agent for the ratable account of the Swing Line Bank and each other Lender which has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made to it by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than ten days after the requested date of such Borrowing) and the Termination Date.

SECTION 2.7. Interest on Advances.  (a) Scheduled Interest.  The Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender or the Swing Line Bank, as the case may be, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)           Base Rate Advances.  During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the result of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)           LIBO Rate Advances.  During such periods as such Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the result of (x) the LIBO Rate for such Interest Period for such LIBO Rate Advance plus (y) the Applicable Margin for LIBO Rate Advances in effect from time to time plus (z) (in the case of a LIBO Rate Advance denominated in Sterling) the Mandatory Cost, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBO Rate Advance shall be Converted or paid in full.

(iii)           Swing Line Advances.  A rate per annum equal at all times to the result of (x) the Federal Funds Rate in effect from time to time plus (y) the Applicable Margin for Swing Line Advances in effect from time to time, in each case payable in arrears the date such Swing Line Advance shall be paid in full.

(b)           Default Interest.  After the date any principal amount of any Advance is due and payable (whether on the Termination Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when

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 due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, such amounts for each day during the period of such default at a rate per annum certified by the Administrative Agent to the Borrower (which certification shall be conclusive in the absence of manifest error).

SECTION 2.8. Interest Rate Determination.  (a)  Each Reference Lender agrees, if requested by the Administrative Agent, to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate.  If any one or more of the Reference Lenders shall fail to furnish in a timely manner such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders (provided, that, if all of the Reference Lenders other than the Administrative Agent fail to supply the relevant quotations, the interest rate will be fixed by reference only to the quotation obtained by the Administrative Agent in its capacity as a Reference Lender).  If a Reference Lender ceases for any reason to be able and willing to act as such, the Administrative Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Lender reasonably acceptable to the Borrower, and such replaced Reference Lender shall cease to be a Reference Lender hereunder.  The Administrative Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate made by reference to quotations of interest rates furnished by Reference Lenders.

(b)           If the Borrower shall fail to select the duration of any Interest Period for any LIBO Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances shall, on such last day, automatically be continued as a Advance with an Interest Period having a duration of one month.

SECTION 2.9. Optional Conversion of Revolving Credit Advances.  The Borrower may on any Business Day, upon notice given to the Administrative Agent in substantially the form of Exhibit C not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.8 and 3.1, Convert all Revolving Credit Advances denominated in Dollars of one Type comprising the same Borrowing into Revolving Credit Advances denominated in Dollars of the other Type; provided, however, that any Conversion of LIBO Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBO Rate Advances, any Conversion of Base Rate Advances into LIBO Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.2(c) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.2(c).  Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Dollar denominated Revolving Credit Advances to be Converted, and (iii) if such Conversion is into LIBO Rate Advances, the duration of the initial Interest Period for each such Advance.  Each notice of Conversion shall be irrevocable and binding on the Borrower.

SECTION 2.10. Prepayments of Advances.  (a) Optional.  The Borrower may, upon notice at least three Business Days prior to the date of such prepayment, in the case of LIBO Rate Advances denominated in a Committed Currency, at least two Business Days prior to the date of such prepayment, in the case of LIBO Rate Advances denominated in Dollars, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances or Swing Line Advances, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the

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date of such prepayment on the principal amount prepaid; provided, however, that (A) each partial prepayment of LIBO Rate Advances shall be in an aggregate principal amount of not less than the Revolving Credit Borrowing Minimum or a Revolving Credit Borrowing Multiple in excess thereof and in the event of any such prepayment of a LIBO Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 3.4 and (B) each partial prepayment of Swing Line Advances shall be in an aggregate principal amount of not less than $1,000,000.

(b)           Mandatory.  (i)  If, on the last day of any calendar month, the Administrative Agent notifies the Borrower that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus the aggregate Available Amount of all Letters of Credit denominated in Dollars then outstanding plus (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies plus the Available Amount of all Letters of Credit denominated in Committed Currencies then outstanding exceeds 105% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Borrower shall, as soon as practicable and in any event within five Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders on such date.

(ii)           Each prepayment made pursuant to this Section 2.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a LIBO Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 3.4.  The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders.

SECTION 2.11. Payments and Computations.  (a)  The Borrower shall make each payment hereunder (except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency), irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds.  The Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (at the Payment Office for such Committed Currency) on the day when due in such Committed Currency to the Administrative Agent, by deposit of such funds to the applicable Administrative Agent’s Account in same day funds.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, fees or commissions ratably (other than amounts payable pursuant to Section 2.4(b)(ii), 3.3, 3.4, 3.5, 3.6 or 3.7) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender Party to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  Upon any Added Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.14, and upon the Administrative Agent’s receipt of such Lender’s Added Lender Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Added Lender.  Upon its acceptance of a Lender Assignment Agreement and recording of the information contained therein in the Register pursuant to Section 11.11.3, from and after the effective date specified in such Lender Assignment Agreement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

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(b)           All computations of interest based on the Base Rate and of interest based on the LIBO Rate in respect of Advances denominated in Sterling shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBO Rate in respect of Advances denominated in Dollars or Euros, as applicable, or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)           Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided, however, that, if such extension would cause payment of interest on or principal of LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and provided, further, that any such adjustment to the payment date shall in each case be made in the computation of payment of interest, fee or commission, as the case may be.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lender Parties hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender Party.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Currencies.

(e)           To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Administrative Agent to distribute funds to the Lender Parties in accordance with the terms of this Section 2.11, the Administrative Agent, to the extent permitted by applicable law, shall be entitled to convert or exchange such funds into Dollars or into a Committed Currency or from Dollars to a Committed Currency or from a Committed Currency to Dollars, as the case may be, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.11; provided that the Borrower and each of the Lender Parties hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrower or such Lender Party as a result of any conversion or exchange of currencies affected pursuant to this Section 2.11(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrower agrees, to the extent permitted by applicable law, to indemnify the Administrative Agent and each Lender Party, and hold the Administrative Agent and each Lender Party harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender Party for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.11(e).

SECTION 2.12. Sharing of Payments, Etc  If any Lender Party shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than (x) as payment of an Advance made by an Issuing Bank pursuant to the first sentence of Section 2.3(c), (y) as a payment of a Swing Line Advance made by the Swing Line

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Bank that has not been participated to the other Lender Parties pursuant to Section 2.2(b) or (z) pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7) in excess of its Ratable Share of payments on account of the Revolving Credit Advances obtained by all the Lender Parties, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each Lender Party shall be rescinded and such Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such recovery together with an amount equal to such Lender Party’s ratable share (according to the proportion of (i) the amount of such Lender Party’s required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.  The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.13. Evidence of Debt.  (a)  Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder in respect of Advances.  The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

(b)           The Register maintained by the Administrative Agent pursuant to Section 11.11.3 shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date, currency and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Added Lender Agreement and each Lender Assignment Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party’s share thereof.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error.

SECTION 2.14. Increase in Aggregate Commitments.                                                                (a)  The Borrower shall have the right up to six months prior to the Termination Date, with the consent of the Issuing Banks and the Swing Line Bank (such consent not to be unreasonably withheld or delayed), by notice to the Administrative Agent, to effectuate from time to time an increase in the aggregate Revolving Credit Commitments under this Agreement by adding to this Agreement one or more commercial banks or financial institutions (who shall, upon completion of the requirements of this Section 2.14 constitute “Lenders” hereunder) (an “Added Lender”), or by allowing one or more Lenders in their sole discretion to increase their respective Revolving Credit Commitments hereunder (each an “Increasing Lender”), so that such added and increased Revolving Credit Commitments shall equal the increase in the Revolving Credit Commitments

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effectuated pursuant to this Section 2.14; provided that (i) no added Revolving Credit Commitment shall be less than $10,000,000, (ii) no increase in or added Revolving Credit Commitments pursuant to this Section 2.14 shall result in aggregate Revolving Credit Commitments exceeding $1,175,000,000, and (iii) no Lender’s Revolving Credit Commitment shall be increased under this Section 2.14 without the consent of such Lender.  The Borrower shall deliver to the Administrative Agent on or before the effective date of any increase in the Revolving Credit Commitments of each of the following items with respect to each Added Lender and Increasing Lender:

(i)           a written notice of the Borrower’s intention to increase the aggregate Revolving Credit Commitments pursuant to this Section 2.14, which shall specify each Added Lender and the amount of such Added Lender’s Revolving Credit Commitment (if any), each Increasing Lender and the amount of the increase in such Increasing Lender’s Revolving Credit Commitment (if any), and such other information as is reasonably requested by the Administrative Agent;

(ii) documents in the form of Exhibit F or Exhibit G, as applicable, executed and delivered by each Added Lender and each Increasing Lender, pursuant to which such Lender becomes a party hereto or increases its Revolving Credit Commitment, as the case may be; and

(iii) if requested by the applicable Lender, Notes or replacement Notes, as the case may be, executed and delivered by the Borrower.

(b) Upon receipt of any notice referred to in clause (a)(i) above, the Administrative Agent shall promptly notify each Lender thereof.  Upon execution and delivery of such documents (the “Increased Commitment Date”), such new Lender shall constitute a “Lender” hereunder with a Revolving Credit Commitment as specified therein, or such Increasing Lender’s Revolving Credit Commitment shall increase as specified therein, as the case may be.  Immediately upon the effectiveness of the addition of such Added Lender or the increase in the Revolving Credit Commitment of such Increasing Lender under this Section 2.14, (i) the respective Ratable Shares of the Lenders shall be deemed modified as appropriate to correspond to such changed aggregate Revolving Credit Commitments, and (ii) if there are at such time outstanding any Advances, each Lender whose Ratable Share has been decreased as a result of the increase in the aggregate Revolving Credit Commitments shall be deemed to have assigned, without recourse, to each Added Lender and Increasing Lender such portion of such Lender’s Revolving Credit Advances as shall be necessary to effectuate such adjustment in Ratable Shares.  Each Increasing Lender and Added Lender (A) shall be deemed to have assumed such portion of such Revolving Credit Advances and (B) shall fund to each other Lender on the Increased Commitment Date the amount of Revolving Credit Advances assigned by it to such Lender.

SECTION 2.15. Defaulting Lenders.  (a)  If any L/C Exposure or Swing Line Exposure exists at the time a Lender becomes a Defaulting Lender, and the Commitments have not been terminated in accordance with Section 7.3, then:

(i)           so long as no Default and no Prepayment Event shall have occurred and be continuing, all or any part of the L/C Exposure or Swing Line Exposure of such Defaulting Lender shall be reallocated among the Lenders that are not Defaulting Lenders (“Non-Defaulting Lenders”) in accordance with their respective Ratable Shares (disregarding any Defaulting Lender’s Revolving Credit Commitment) but only to the extent that each Non-Defaulting Lender’s total Revolving Credit Exposure does not exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation.

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(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three Business Days following notice by any Issuing Bank or the Swing Line Bank, first (x) cover the exposure of the Swing Line Bank to such Defaulting Lender’s Swing Line Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) by prepaying Swing Line Advances in an amount sufficient to permit such reallocation to be effected completely or providing cash collateral or a letter of credit to the Swing Line Bank, and second (y) cover the exposure of such Issuing Bank to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) by prepaying Revolving Credit Advances in an amount sufficient to permit such reallocation to be effected completely or providing cash collateral or a letter of credit to such Issuing Bank; provided that in each case of clauses (x) and (y) above, such cash collateral or letter of credit shall be released promptly upon the earliest of, (A) so long as no Default and no Prepayment Event shall have occurred and be continuing, the reallocation of the Defaulting Lender’s L/C Exposure and Swing Line Exposure among Non-Defaulting Lenders in accordance with clause (i) above, (B) the termination of the Defaulting Lender status of the applicable Lender or (C) the existence of excess cash collateral or letter of credit coverage (in which case, the amount equal to such excess cash collateral or letter of credit coverage shall be released);

(iii)           if the L/C Exposure of any Non-Defaulting Lender is reallocated pursuant to this Section 2.15(a), then the fees payable to such Non-Defaulting Lender pursuant to Section 2.4(b)(i) shall be adjusted in accordance with such Non-Defaulting Lender’s Ratable Share of the total L/C Exposure; and

(iv)           if any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.15(a), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.4(b)(i) with respect to such Defaulting Lender’s Ratable Share of the total L/C Exposure shall be payable to the Issuing Bank until such Defaulting Lender’s L/C Exposure is cash collateralized, backed by a letter of credit and/or reallocated.

(b)           So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, and no Swing Line Bank shall be required to make any Swing Line Advance, unless the Issuing Bank or the Swing Line Bank, as the case may be, is satisfied that the related L/C Exposure or Swing Line Exposure, as the case may be, will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders, cash collateral or a letter of credit provided by the Borrower, and participating interests in any such newly issued or increased Letter of Credit or Swing Line Advance shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.15(a)(i) (and Defaulting Lenders shall not participate therein).

(c)           No Revolving Credit Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.15, performance by the Borrower of its obligations shall not be excused or otherwise modified as a result of the operation of this Section 2.15.  The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to any other rights and remedies which the Borrower, the Administrative Agent, each Issuing Bank, the Swing Line Bank or any Lender may have against such Defaulting Lender.

(d)           If the Borrower, the Administrative Agent, the Swing Line Bank and each Issuing Bank agree in writing in their reasonable determination that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral or letters of credit), that Lender will, to the extent

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applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure to be held on a pro rata basis by the Lenders in accordance with their Ratable Shares (without giving effect to Section 2.15(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

(e)           Notwithstanding anything to the contrary contained in this Agreement, any payment of principal, interest, facility fees, Letter of Credit commissions or other amounts received by the Administrative Agent for the account of any Defaulting Lender under this Agreement (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank or the Swing Line Bank hereunder; third, if so determined by the Administrative Agent or requested by each Issuing Bank, to be held as cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default and no Prepayment Event shall have occurred and be continuing), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in the L/C Cash Collateral Account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Lenders, each Issuing Bank or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or the Swing Line Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default and no Prepayment Event shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advance in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made or the related Letters of Credit were issued at a time when the applicable conditions set forth in Article III were satisfied or waived, such payment shall be applied solely to pay the Advances of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender and provided further that any amounts held as cash collateral for funding obligations of a Defaulting Lender shall be returned to such Defaulting Lender upon the termination of this Agreement and the satisfaction of such Defaulting Lender’s obligations hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

ARTICLE III

CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 3.1. LIBO Rate Lending Unlawful.  If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to make, continue or maintain

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any Advance bearing interest at a rate based on the LIBO Rate, the obligations of such Lender to make, continue or maintain any Advances bearing interest at a rate based on the LIBO Rate shall, upon notice thereof to the Borrower, the Administrative Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain Advances hereunder shall be automatically converted into an obligation to make, continue and maintain Advances bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of the LIBO Rate for the relevant Interest Period plus the Applicable Margin applicable to LIBO Rate Advances plus the Mandatory Cost (in the case of a LIBO Rate Advance denominated in Sterling) or, if such negotiated rate is not agreed upon by the Borrower and such Lender within fifteen Business Days, a rate equal to the Federal Funds Rate from time to time in effect plus the Applicable Margin applicable to LIBO Rate Advances plus the Mandatory Cost (in the case of a LIBO Rate Advance denominated in Sterling).

SECTION 3.2. Deposits Unavailable.  If the Administrative Agent shall have determined that:

(a) deposits in the relevant amount, in the relevant currency and for the relevant Interest Period are not available to the Reference Lenders in their relevant market; or

(b) by reason of circumstances affecting the Reference Lenders’ relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Advances,

then the Administrative Agent shall give notice of such determination (hereinafter called a “Determination Notice”) to the Borrower and each of the Lenders.  The Borrower, the Lenders and the Administrative Agent shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement.  If the Borrower, the Lenders and the Administrative Agent are unable to agree upon an interest rate (or rates) and interest period (or interest periods) prior to the date occurring fifteen Business Days after the giving of such Determination Notice, the interest rate to take effect at the end of the Interest Period current at the date of the Determination Notice shall be equal to the sum of the Applicable Margin applicable to LIBO Rate Advances plus the Federal Funds Rate in effect from time to time.

SECTION 3.3. Increased Costs, etc.  If a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or if compliance by any Lender Party with any applicable direction, request, requirement or guideline (whether or not having the force of law, and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any governmental or other authority including, without limitation, any agency of the United States, the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:

(a) subject any Lender Party to any taxes, levies, duties, charges, fees, deductions or withholdings of any nature with respect to its commitment to lend or to issue or participate in Letters of Credit and other commitments of such type or the issuance or maintenance of participations in Letters or Credit (or similar contingent obligations) or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing

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authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Section 3.6, withholding taxes); or

(b) change the basis of taxation to any Lender Party (other than a change in taxation on the overall net income of such Lender Party) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement; or

(c) impose, modify or deem applicable any reserve or capital adequacy requirements (other than the reserve costs described in Section 3.7) or other banking or monetary controls or requirements which affect the manner in which a Lender Party shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender Party (provided that such Lender Party shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

(d) impose on any Lender Party any other condition affecting its commitment to lend or to issue or participate in Letters of Credit hereunder,

and the result of any of the foregoing is either (i) to increase the cost to such Lender Party of making Advances or of issuing or participating in Letters of Credit or maintaining its Commitment or the Mandatory Cost (as calculated in accordance with Schedule 1.01) or any part thereof, (ii) to reduce the amount of any payment received by such Lender Party or its effective return hereunder or on its capital or (iii) to cause such Lender Party to make any payment or to forego any return based on any amount received or receivable by such Lender Party hereunder, then and in any such case if such increase or reduction in the opinion of such Lender Party materially affects the interests of such Lender Party, (A) the Lender Party concerned shall (through the Administrative Agent) notify the Borrower of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party and (B) the Borrower shall forthwith upon demand pay to the Administrative Agent for the account of such Lender Party such amount as is necessary to compensate such Lender Party for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment, or, if applicable, the portion of such cost that is not represented by the Mandatory Cost.  Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost or Mandatory Cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender Party’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender Party’s jurisdiction of organization or in the relevant jurisdiction in which such Lender Party does business.  Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender Party pursuant to this Section for any increased costs, Mandatory Costs or reductions incurred more than three months prior to the date that such Lender Party notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender Party’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs, Mandatory Costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date

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that such Lender Party notifies the Borrower of the circumstance giving rise to such cost or reductions and of such Lender Party’s intention to claim compensation therefor.

SECTION 3.4. Funding Losses.  In the event any Lender shall incur any loss or expense by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Advance as a LIBO Rate Advance as a result of:

(a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; or

(b) any LIBO Rate Advances not being made in accordance with the Notice of Revolving Credit Borrowing therefor due to the fault of the Borrower or as a result of any of the conditions precedent set forth in Article IV not being satisfied, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will reimburse such Lender for such loss or expense.  Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.

SECTION 3.5. Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender Party or any Person controlling such Lender Party, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitments or the Advances made by such Lender Party is reduced to a level below that which such Lender Party or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender Party to the Borrower, the Borrower shall immediately pay directly to such Lender Party additional amounts sufficient to compensate such Lender Party or such controlling Person for such reduction in rate of return.  Any such notice shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender Party’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender Party does business.  In determining such amount, such Lender Party may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable.  Each Lender Party agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.  Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a

NYDOCS02/934719.8	33

waiver of such Lender Party’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender Party pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender Party notifies the Borrower of the circumstance giving rise to such reductions and of such Lender Party’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender Party notifies the Borrower of the circumstance giving rise to such reductions and of such Lender Party’s intention to claim compensation therefor.

SECTION 3.6. Taxes.  All payments by the Borrower of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding, with respect to each Lender Party, taxes imposed on or measured by such Lender Party’s net income or receipts and franchise taxes imposed in lieu of net income taxes or taxes on receipts, by the jurisdiction under the laws of which such Lender Party is organized or any political subdivision thereof or the jurisdiction of such Lender Party’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrower’s activities in such other jurisdiction, and any taxes imposed under FATCA (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(c) pay to the Administrative Agent for the account of the Lender Parties such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender Party will equal the full amount such Lender Party would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender Party with respect to any payment received by the Administrative Agent or such Lender Party hereunder, the Administrative Agent or such Lender Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

Any Lender Party claiming any additional amounts payable pursuant to this Section agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender Parties, the required receipts

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or other required documentary evidence, the Borrower shall indemnify the Lender Parties for any incremental withholding Taxes, interest or penalties that may become payable by any Lender Party as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender Party to provide timely notice to the Borrower of the assertion of a liability related to the payment of Taxes).  For purposes of this Section 3.6, a distribution hereunder by the Administrative Agent or any Lender Party to or for the account of any Lender Party shall be deemed a payment by the Borrower.

If any Lender Party is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any tax under this Section 3.6 or by reason of any payment made by the Borrower pursuant to Section 3.3, such Lender Party shall use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender Party in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender Party of such part of such refund, credit, deduction or reduction as such Lender Party reasonably determines is allocable to such tax or such payment (less out-of-pocket expenses incurred by such Lender Party), provided that no Lender Party shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

Each Lender Party (and each Participant) agrees with the Borrower and the Administrative Agent that it will (i) in the case of a Lender Party or a Participant that is organized under the laws of a jurisdiction other than the United States (a) provide to the Administrative Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender Party or such Participant are effectively connected with a trade or business in the United States (or, alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any assignee as provided for in Section 11.11.1 or Participant, on or prior to the date of the relevant assignment or participation) in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate, (b) notify the Administrative Agent and the Borrower if the certifications made on any form provided pursuant to this paragraph are no longer accurate and true in all material respects and (c) provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender Party (or Participant) hereunder are exempt from withholding under FATCA, and (ii) in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Taxes or any payments made to or for benefit of such Lender Party or such Participant, provided that the Lender Party or Participant is legally able to deliver such forms, certificates or other documents.  For any period with respect to which a Lender Party (or Participant) has failed to provide the Borrower with the foregoing forms (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an assignee as provided for in Section 11.11.1, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender Party (or Participant) shall not be entitled to the benefits of this Section 3.6 with respect to Taxes imposed by reason of such failure.

SECTION 3.7. Reserve Costs.  Without in any way limiting the Borrower’s obligations under Section 3.3, the Borrower shall pay to each Lender on the last day of each Interest Period of each LIBO Rate Advance, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for each LIBO Rate Advance for each day during such Interest Period:

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(i) the principal amount of such LIBO Rate Advance outstanding on such day; and

(ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such LIBO Rate Advance for such Interest Period as provided in this Agreement (less the Applicable Margin applicable to LIBO Rate Advances and the Applicable Percentage) and the denominator of which is one minus any increase after the Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and

(iii) 1/360.

Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.

Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

SECTION 3.8. Replacement Lenders, etc.  If the Borrower shall be required to make any payment to any Lender pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7, the Borrower shall be entitled at any time (so long as no Default and no Prepayment Event shall have occurred and be continuing) within 180 days after receipt of notice from such Lender Party of such required payment to (a) terminate such Lender Party’s Revolving Credit Commitment (whereupon the Ratable Shares of each other Lender Party shall automatically be adjusted to an amount equal to each such Lender Party’s ratable share of the remaining Revolving Credit Commitments), and such Lender Party’s right to receive any facility fee accruing after such termination, (b) prepay the affected portion of such Lender Party’s Advances in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrower shall not prepay any such Lender Party pursuant to this clause (b) without replacing such Lender Party pursuant to the following clause (c) until a 30-day period shall have elapsed during which the Borrower and the Agents shall have attempted in good faith to replace such Lender Party), and/or (c) replace such Lender Party with another financial institution reasonably acceptable to the Agents, provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender Party under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender Party under this Agreement and (ii) no Lender Party shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section unless and until such Lender Party shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender Party, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender Party under this Agreement.  Each Lender Party represents and warrants to the Borrower that, as of the date of this Agreement (or, with respect to any Lender Party not a party hereto on the date hereof, on the date that such Lender Party becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender Party would be entitled to request any payments under any of Sections 3.3, 3.4, 3.5, 3.6 and 3.7 to or for account of such Lender Party.

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SECTION 3.9. Setoff.  Upon the occurrence and during continuance of an Event of Default or Prepayment Event, each Lender Party shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender Party; provided that any such appropriation and application shall be subject to the provisions of Section 2.12; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15(e) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, the Swing Line Bank and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender Party; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender Party may have.

SECTION 3.10. Use of Proceeds.  The Borrower shall apply the proceeds of each Borrowing in accordance with the third recital; without limiting the foregoing, no proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

ARTICLE IV

CONDITIONS TO BORROWING

SECTION 4.1. Effectiveness.  The obligations of the Lender Parties to fund any Borrowing or to issue any Letter of Credit shall be effective on and as of the first date (the “Closing Date”) on which each of the conditions precedent set forth in this Section 4.1 shall have been satisfied.

(a)           Resolutions, etc.  The Administrative Agent shall have received from the Borrower:

(i)           a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document and as to the truth and completeness of the attached:

(x)  resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document, and

(y)  Organic Documents of the Borrower,

and upon which certificate each Lender Party may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and

(ii)           a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower.

(b)           Delivery of Notes.  The Administrative Agent shall have received, for the account of the respective Lenders, the Notes requested by Lenders pursuant to Section 2.13 at least five Business Days prior to the Closing Date, duly executed and delivered by the Borrower.

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(c)           Opinions of Counsel.  The Administrative Agent shall have received opinions, dated the Closing Date and addressed to the Agents and each Lender Party, from:

(i)           Bradley H. Stein, Esq., counsel to the Borrower, substantially in the form of Exhibit D-1 hereto; and

(ii)           Watson, Farley & Williams (New York) LLP, counsel to the Borrower, as to Liberian Law and New York Law, substantially in the form of Exhibit D-2 hereto.

(iii)           Shearman & Sterling LLP, counsel to the Administrative Agent, substantially in the form of Exhibit H hereto.

(d)           Closing Fees, Expenses, etc.  The Administrative Agent shall have received for its own account, or for the account of each Lender Party, as the case may be, all fees that the Borrower shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for account of any of the Lender Parties) and all invoiced expenses of the Administrative Agent (including the agreed fees and expenses of counsel to the Administrative Agent) on or prior to the Closing Date.

SECTION 4.2. All Borrowings and Issuances.  The obligation of each Lender to fund any Advance on the occasion of any Borrowing (including the initial Borrowing) (other than (x) a Swing Line Advance made by a Lender pursuant to Section 2.2(b) or (y) an Advance made by any Issuing Bank or any Lender pursuant to Section 2.3(c)) and the obligation of any Issuing Bank to issue a Letter of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.

(a)           Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing or Issuance the following statements shall be true and correct:

(i)           the representations and warranties set forth in Article V (excluding, however, those contained in Sections 5.9, 5.10 and 5.12) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, with the same effect as if then made; and

(ii)           no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event shall have then occurred and be continuing.

(b)           Request.  The Administrative Agent shall have received a Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing or a Notice of Issuance, as applicable.  Each of the delivery of a Notice of Revolving Credit Borrowing, Notice of Swing Line Borrowing or a Notice of Issuance, as applicable, and the acceptance by the Borrower of the proceeds of such Borrowing or Issuance shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or Issuance (both immediately before and after giving effect to such Borrowing or Issuance and the application of the proceeds thereof) the statements made in Section 4.2(a) are true and correct.

SECTION 4.3. Determinations Under Section 4.1.  For purposes of determining compliance with the conditions specified in Section 4.1, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender Party prior to the date that the Borrower, by notice to the Lender Parties, designates as the proposed Closing Date, specifying its objection thereto.  The Administrative Agent shall promptly notify the Lender Parties of the occurrence of the Closing Date.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Lender Parties and the Administrative Agent to enter into this Agreement, to make Advances and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Administrative Agent and each Lender Party as set forth in this Article V as of the Closing Date and, except with respect to the representations and warranties in Sections 5.9, 5.10 and 5.12, as of the date of each Borrowing and Issuance after the Closing Date.

SECTION 5.1. Organization, etc.  The Borrower and each of the Principal Subsidiaries is a corporation validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Borrower is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Borrower has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

SECTION 5.2. Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:

(a) contravene the Borrower’s Organic Documents;

(b) contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;

(c) contravene any court decree or order binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;

(d) contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or

(e) result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.3. Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Closing Date that have been obtained or actions not required to be taken on or prior to the Closing Date that have been taken).  Each of the Borrower and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Closing Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

SECTION 5.4. Compliance with Environmental Laws.  The Borrower and each Principal Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

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SECTION 5.5. Validity, etc.  This Agreement constitutes, and the Notes will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 5.6. Financial Information.  The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2010, and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender Party, have been prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at December 31, 2010 and the results of their operations for the Fiscal Year then ended. Since December 31, 2010 there has been no material adverse change in the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

SECTION 5.7. No Default, Event of Default or Prepayment Event.  No Default, Event of Default or Prepayment Event has occurred and is continuing.

SECTION 5.8. Litigation.  There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Principal Subsidiary, that (i) except as set forth in filings made by the Borrower with the Securities and Exchange Commission, in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

SECTION 5.9. Vessels.  Each Vessel is

(a) legally and beneficially owned by the Borrower or a Principal Subsidiary,

(b) registered in the name of the Borrower or such Principal Subsidiary under the flag identified in Item 5.9(b) of the Disclosure Schedule, except to the extent that a Vessel was acquired after the Effective Date,

(c) classed as required by Section 6.1.4(b),

(d) free of all recorded Liens, other than Liens permitted by Section 6.2.3,

(e) insured against loss or damage in compliance with Section 6.1.5, and

(f) chartered exclusively to or operated exclusively by the Borrower or one of the Borrower’s wholly-owned Subsidiaries, except as otherwise permitted pursuant to Section 6.1.4.

SECTION 5.10. Subsidiaries.  The Borrower has no Existing Principal Subsidiaries on the Effective Date, except those Existing Principal Subsidiaries which are identified in Item 5.10 of the Disclosure Schedule.  All Existing Principal Subsidiaries are direct or indirect wholly-owned Subsidiaries of the Borrower, except to the extent any such Existing Principal Subsidiary or an interest therein has been sold in accordance with clause (b) of Section 6.2.7 or such Existing Principal Subsidiary no longer owns a Vessel.

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SECTION 5.11. Obligations rank pari passu.  The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower.

SECTION 5.12. No Filing, etc. Required.  No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Closing Date that have been made).

SECTION 5.13. No Immunity.  The Borrower is subject to civil and commercial law with respect to the Obligations.  Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

SECTION 5.14. Pension Plans.  To the extent that, at any time after the Effective Date, there are any Pension Plans, no Pension Plan shall have been terminated, and no contribution failure will have occurred with respect to any Pension Plan, in each case which could (a) give rise to a Lien under section 302(f) of ERISA and (b) result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.

SECTION 5.15. Investment Company Act.  The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.16. Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U.  Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 5.17. Accuracy of Information.  The financial and other information (other than financial projections or other forward looking information) furnished to the Administrative Agent and the Lender Parties in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.  All financial projections, if any, that have been furnished to the Administrative Agent and the Lender Parties in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realized).  All financial and other information furnished to the Administrative Agent and the Lender Parties in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

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ARTICLE VI

COVENANTS

SECTION 6.1. Affirmative Covenants.  The Borrower agrees with the Administrative Agent and each Lender Party that, until all Commitments have terminated and all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Section 6.1.

SECTION 6.1.1. Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (with sufficient copies for distribution to each Lender Party) the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

(b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the Securities and Exchange Commission for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

(c) together with each of the statements delivered pursuant to the foregoing clause (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year compliance with the covenants set forth in Section 6.2.4 (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent);

(d) as soon as possible after the occurrence of a Default or Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Prepayment Event (as the case may be) and the action which the Borrower has taken and proposes to take with respect thereto;

(e) as soon as the Borrower becomes aware thereof, notice of any Material Litigation except to the extent that such Material Litigation is disclosed by the Borrower in filings with the SEC;

(f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(g) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender Party through the Administrative Agent may from time to time reasonably request;

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provided that information required to furnished to the Administrative Agent under subsections (a), (b) and (f) of this Section 6.1.1 shall be deemed furnished to the Administrative Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

SECTION 6.1.2. Approvals and Other Consents.  The Borrower will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrower to perform its obligations under this Agreement and the other Loan Documents and (b) except to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect, the operation of each Vessel in compliance with all applicable laws.

SECTION 6.1.3. Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in clause (a) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include (but not be limited to):

(a) in the case of each of the Borrower and the Principal Subsidiaries, the maintenance and preservation of its corporate existence (subject to the provisions of Section 6.2.6);

(b) in the case of the Borrower, maintenance of its qualification as a foreign corporation in the State of Florida;

(c) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings; and

(d) compliance with all applicable Environmental Laws.

SECTION 6.1.4. Vessels.  The Borrower will (or will cause the applicable Principal Subsidiary to):

(a) cause each Vessel to be chartered exclusively to or operated exclusively by the Borrower or one of the Borrower’s wholly-owned Subsidiaries, provided that the Borrower or such Subsidiary may charter out (i) any Vessels representing not more than 25% of the berths of all Vessels to entities other than the Borrower and the Borrower’s wholly-owned Subsidiaries and (ii) any Vessel for a time charter not to exceed one year in duration; and

(b) cause each Vessel to be kept in such condition as will entitle her to classification by a classification society of recognized standing.

SECTION 6.1.5. Insurance.  The Borrower will, or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to all of the material properties and operations of the Borrower and each Principal Subsidiary against such casualties, third-party liabilities and contingencies and in such amounts as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Administrative Agent, furnish to the Administrative Agent (with sufficient copies for distribution to each Lender Party) at reasonable intervals a certificate of

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a senior officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and the Subsidiaries and certifying as to compliance with this Section.

SECTION 6.1.6. Books and Records.  The Borrower will, and will cause each of its Principal Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender Party or any of their respective representatives, at reasonable times and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

SECTION 6.2. Negative Covenants.  The Borrower agrees with the Administrative Agent and each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 6.2.

SECTION 6.2.1. Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date hereof and other business activities reasonably related thereto.

SECTION 6.2.2. Indebtedness.  The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Indebtedness secured by Liens of the type described in Section 6.2.3;

(b) Indebtedness owing to the Borrower or a wholly owned direct or indirect Subsidiary of the Borrower;

(c) Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the Effective Date;

(d)       Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted to be secured under Section 6.2.3(c), at any one time outstanding not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) (x) 3.5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $450,000,000; and

(e)           Existing Debt.

SECTION 6.2.3. Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens on the Vessel BRILLIANCE OF THE SEAS existing as of the Effective Date and securing the Existing Debt (and any Lien on BRILLIANCE OF THE SEAS securing any refinancing of the Existing Debt, so long as such Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);

(b) Liens on assets (including, without limitation, shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the Effective Date) acquired after the Effective Date (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (x) an Existing Principal

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Subsidiary or (y) any other Principal Subsidiary which, at any time, after three months after the acquisition of a Vessel, owns a Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each such Lien is created within three months after the acquisition of the relevant assets;

(c) in addition to other Liens permitted under this Section 6.2.3, Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under Section 6.2.2(d), at any one time outstanding not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such indebtedness, as applicable) (x) 3.5% of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and (y) $450,000,000, provided that, with respect to each such item of Indebtedness, the fair market value of the assets subject to Liens securing such Indebtedness (determined at the time of the creation of such Lien) shall not exceed two times the aggregate principal amount of such Indebtedness (and for purposes of this clause (c), the fair market value of any assets shall be determined by (i) in the case of any Vessel, by an Approved Appraiser selected by the Borrower and (ii) in the case of any other assets, by an officer of the Borrower or by the board of directors of the Borrower);

(d) Liens on assets acquired after the Effective Date by the Borrower or any of its Subsidiaries (other than by (x) any Subsidiary that is an Existing Principal Subsidiary or (y) any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (i) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (ii) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(e) Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the Effective Date so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(f) Liens securing Government-related Obligations;

(g) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

(h) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings;

(i) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(j) Liens for current crew’s wages and salvage;

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(k) Liens arising by operation of law as the result of the furnishing of necessaries for any Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings; and

(l) Liens on Vessels that:

(i) secure obligations covered (or reasonably expected to be covered) by insurance;

(ii) were incurred in the course of or incidental to trading such Vessel in connection with repairs or other work to such Vessel; or

(iii) were incurred in connection with work to such Vessel that is required to be performed pursuant to applicable law, rule, regulation or order;

provided that, in each case described in this clause (l), such Liens are either (x) discharged in the ordinary course of business or (y) being diligently contested in good faith by appropriate proceedings;

(m)            normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of setoff or similar rights in favor of banks or other depository institutions;

(n) Liens in respect of rights of setoff, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business; and

(o) Liens on cash collateral required to be provided by the Borrower pursuant to Section 2.15(a).

SECTION 6.2.4. Financial Condition.  The Borrower will not permit:

(a) Net Debt to Capitalization Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1.

(b) Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter.

(c) Stockholders’ Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) $4,150,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on January 1, 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

SECTION 6.2.5. Investments.  The Borrower will not permit any of the Principal Subsidiaries to make, incur, assume or suffer to exist any Investment in any other Person other than

(a) the Borrower or any direct or indirect wholly owned Subsidiary of the Borrower; and

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(b) other Investments by the Principal Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding.

SECTION 6.2.6. Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person except:

(a) any such Subsidiary may (i) liquidate or dissolve voluntarily, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Section 6.2.7; and

(b) so long as no Event of Default or Prepayment Event has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i) after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to 90% of such Stockholders’ Equity immediately prior thereto; and

(ii) in the case of a merger involving the Borrower where the Borrower is not the surviving corporation, the surviving corporation shall have assumed in a writing, delivered to the Administrative Agent, all of the Borrower’s obligations hereunder and under the other Loan Documents.

SECTION 6.2.7. Asset Dispositions, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any material asset (including accounts receivable and capital stock of Principal Subsidiaries) to any Person, except:

(a) sales of assets (including, without limitation, Vessels) so long as at the time of any such sale:

(i) the aggregate net book value of all such assets sold during each fiscal year does not exceed an amount equal to the greater of (x) 7.5% of Stockholders’ Equity as at the end of the last Fiscal Quarter, and (y) $400,000,000; and

(ii) to the extent any asset has a fair market value in excess of $50,000,000 the Borrower or Subsidiary selling such asset receives consideration therefor at least equal to the fair market value thereof (as determined in good faith by (x) in the case of any Vessel, the board of directors of the Borrower and (y) in the case of any other asset, an officer of the Borrower or its board of directors);

(b) sales of capital stock of any Principal Subsidiary of the Borrower so long as a sale of all of the assets of such Subsidiary would be permitted under the foregoing clause (a);

(c) sales of capital stock of any Subsidiary other than a Principal Subsidiary;

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(d) the sale of the vessels “Celebrity Mercury” and “Bleu de France”;

(e) sales of other assets in the ordinary course of business; and

(f) sales of assets between or among the Borrower and Subsidiaries of the Borrower.

SECTION 6.2.8. Transactions with Affiliates.  The Borrower will not, and will not permit any of the Principal Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its Affiliates (other than arrangements or contracts among the Borrower and its Subsidiaries and among the Borrower’s Subsidiaries) unless such arrangement or contract is on an arms’-length basis, provided that, to the extent that the aggregate fair value of the goods furnished or to be furnished or the services performed or to be performed under all such contracts or arrangements in any one Fiscal Year does not exceed $50,000,000, such contracts or arrangements shall not be subject to this Section 6.2.8.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1. Listing of Events of Default.  Each of the following events or occurrences described in this Section 7.1 shall constitute an “Event of Default”.

SECTION 7.1.1. Non-Payment of Obligations.  The Borrower shall default in the payment when due of any principal of or interest on any Advance, any facility fee, any Letter of Credit commission or the agency fee provided for in Section 10.11, provided that, in the case of any default in the payment of any interest on any Advance or of any facility fee or commission, such default shall continue unremedied for a period of at least two Business Days after notice thereof shall have been given to the Borrower by any Lender Party; and provided further that, in the case of any default in the payment of such agency fee, such default shall continue unremedied for a period of at least ten days after notice thereof shall have been given to the Borrower by the Administrative Agent.

SECTION 7.1.2. Breach of Warranty.  Any representation or warranty of the Borrower made or deemed to be made hereunder (including any certificates delivered pursuant to Article IV) is or shall be incorrect in any material respect when made.

SECTION 7.1.3. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Section 6.2.4 and the obligations referred to in Section 7.1.1) and such default shall continue unremedied for a period of five days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party (or, if (a) such default is capable of being remedied within 30 days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 35 days after such notice to the Borrower).

SECTION 7.1.4. Default on Other Indebtedness.  The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $50,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to

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any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness).  For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.

SECTION 7.1.5. Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(a) Any termination of a Pension Plan by the Borrower, any member of its Controlled Group or any other Person if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000,000; or

(b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

and, in each case, such event shall continue unremedied for a period of five Business Days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party (or, if (a) such default is capable of being remedied within 15 days (commencing on the first day of such five-Business-Day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least 15 days).

SECTION 7.1.6. Bankruptcy, Insolvency, etc.  The Borrower or any of the Principal Subsidiaries (or any of its other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect) shall:

(a) generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that in the case of such an event in respect of the Borrower, the Borrower hereby expressly authorizes the Administrative Agent and each Lender Party to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents;

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(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that the Borrower hereby expressly authorizes the Administrative Agent and each Lender Party to appear in any court conducting any such case or proceeding during such 30-day period to preserve, protect and defend their respective rights under the Loan Documents; or

(e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 7.1.7. Ownership of Principal Subsidiaries.  Except as a result of a disposition permitted pursuant to clauses (a) or (b) of Section 6.2.7, the Borrower shall cease to own beneficially and of record all of the capital stock of each Existing Principal Subsidiary.

SECTION 7.2. Action if Bankruptcy.  If any Event of Default described in clauses (b) through (d) of Section 7.1.6 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Advances and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, provided that the foregoing shall not relieve any Lender of its obligation to make Advances pursuant to Section 2.2(b) or Section 2.3(c).

SECTION 7.3. Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (b) through (d) of Section 7.1.6 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all of the outstanding principal amount of the Advances and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Advances and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate, provided that the foregoing shall not relieve any Lender of its obligation to make Advances pursuant to Section 2.2(b) or Section 2.3(c).

ARTICLE VIII

PREPAYMENT EVENTS

SECTION 8.1. Listing of Prepayment Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Prepayment Event”.

SECTION 8.1.1. Change in Ownership.  Any Person other than a member of the Existing Group (a “New Shareholder”) shall acquire (whether through legal or beneficial ownership of capital stock, by contract or otherwise), directly or indirectly, effective control over more than 33% of the Voting Stock and:

(a) the members of the Existing Group have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) in the aggregate, directly or indirectly, effective control over fewer shares of Voting Stock than does such New Shareholder; and

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(b) the members of the Existing Group do not collectively have (whether through legal or beneficial ownership of capital stock, by contract or otherwise) the right to elect, or to designate for election, at least a majority of the Board of Directors of the Borrower.

SECTION 8.1.2. Change in Board.  During any period of 24 consecutive months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals:

(a) who were members of said Board on the first day of such period; or

(b) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board who were members of said Board on the first day of such period; or

(c) whose election or nomination to said Board was approved by a vote of at least two-thirds of the members of said Board referred to in the foregoing clauses (a) and (b).

SECTION 8.1.3. Unenforceability.  Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the form of the opinion of the Borrower’s counsel set forth as Exhibit D-1 or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrower by any Lender Party.

SECTION 8.1.4. Approvals.  Any material license, consent, authorization, registration or approval at any time necessary to enable the Borrower or any Principal Subsidiary to conduct its business shall be revoked, withdrawn or otherwise cease to be in full force and effect, unless the same would not have a Material Adverse Effect.

SECTION 8.1.5. Non-Performance of Certain Covenants and Obligations.  The Borrower shall default in the due performance and observance of any of the covenants set forth in Section 6.2.4.

SECTION 8.1.6. Judgments.  Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

(a) enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five Business Days after the commencement of such enforcement proceedings; or

(b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.1.7. Condemnation, etc.  Any Vessel or Vessels shall be condemned or otherwise taken under color of law and the same shall continue unremedied for at least 20 days, unless such condemnation or other taking would not have a Material Adverse Effect.

SECTION 8.1.8. Arrest.  Any Vessel or Vessels shall be arrested and the same shall continue unremedied for at least 20 days, unless such arrest would not have a Material Adverse Effect.

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SECTION 8.2. Mandatory Prepayment.  If any Prepayment Event shall occur and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower (a) require the Borrower to prepay in full on the date of such notice all principal of and interest on the Advances and all other Obligations (and, in such event, the Borrower agrees to so pay the full unpaid amount of each Advance and all accrued and unpaid interest thereon and all other Obligations) and (b) terminate the Commitments (if not theretofore terminated), provided that the foregoing shall not relieve any Lender of its obligation to make Advances pursuant to Section 2.2(b) or Section 2.3(c).

ARTICLE IX

ACTIONS IN RESPECT OF THE LETTERS OF CREDIT

SECTION 9.1.1. Actions in Respect of the Letters of Credit.  If any Commitment Termination Event shall have occurred and be continuing, the Administrative Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 7.3 or 8.2 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders and not more disadvantageous to the Borrower than clause (a); provided, however, that if any Event of Default described in clauses (b) through (d) of Section 7.1.6 shall occur with respect to the Borrower, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Administrative Agent for the account of the Lender Parties without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held in the L/C Cash Collateral Account.  If at any time a Commitment Termination Event is continuing the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be returned to the Borrower.

ARTICLE X

THE AGENTS

SECTION 10.1. Actions.  Each of the Lender Parties hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lender Parties, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein

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or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 10.2. Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender Party and may exercise the same as though it were not the Administrative Agent, and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

SECTION 10.3. Lender Indemnification.  (a) Each Lender hereby severally indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent from and against such Lender’s Ratable Share of any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, the Notes or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.  In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

(b)           Each Lender hereby severally indemnifies the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s Ratable Share of any and all claims, damages, losses, liabilities and expenses of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender (in such capacity) shall be liable for any portion of such claims, damages, losses, liabilities and expenses resulting from such Issuing Bank’s gross negligence or willful misconduct.

(c)           The failure of any Lender to reimburse the Administrative Agent or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or any Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or any Issuing Bank for such other Lender’s Ratable Share of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 10.3 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.  Each of the Administrative Agent and each Issuing Bank agrees

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to promptly return to the Lenders their respective Ratable Shares of any amounts paid under this Section 10.3 that are subsequently reimbursed by the Borrower.

SECTION 10.4. Exculpation.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Event of Default or Prepayment Event has occurred and is continuing;

(ii)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 and 7.3), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Event of Default or Prepayment Event unless and until notice describing such Event of Default or Prepayment Event is given to the Administrative Agent in writing by the Borrower, a Lender Party or an Issuing Bank.

(c)           The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 10.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed,

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sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Advance, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.6. Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, provided, however, that the foregoing release of the Administrative Agent shall not apply with respect to negligence or misconduct of any Affiliates, directors, officers or employees of the Administrative Agent.

SECTION 10.7. Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lender Parties and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor, which shall be a commercial banking institution having a combined capital and surplus of at least $500,000,000 (or the equivalent in other currencies).  If no such successor shall have been so appointed by the Required Lenders with the consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to the consent of such proposed successor Administrative Agent to such appointment.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders (determined after giving effect to Section 11.1) may by notice to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a replacement Administrative Agent hereunder.  Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

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(c) With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.3 and 11.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 10.8. Non-Reliance on Administrative Agent and Other Lenders.  Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.9. No Other Duties.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, a Swing Line Bank or an Issuing Bank hereunder.

SECTION 10.10. Copies, etc. The Administrative Agent shall give prompt notice to each Lender Party of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lender Parties by the Borrower).  The Administrative Agent will distribute to each Lender Party each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lender Parties by the Administrative Agent in accordance with the terms of this Agreement.

SECTION 10.11. Agency Fee.  The Borrower agrees to pay to the Administrative Agent for its own account an annual agency fee in an amount, and at such times, heretofore agreed to in writing between the Borrower and the Administrative Agent.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1.   Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment,

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modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

(a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(b) modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;

(c) increase the Commitment(s) of any Lender, reduce any fees described in Section 2.4 payable to any Lender or extend the Termination Date with respect to any Lender shall be made without the consent of such Lender;

(d) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance (or reduce the principal amount of or rate of interest on any Advance) applicable to any Lender shall be made without the consent of such Lender;

(e) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as such shall be made without consent of the Administrative Agent;

(f) affect adversely the interests, rights or obligations of the Swing Line Bank in its capacity as such shall be made without consent of the Swing Line Bank; or

(g) affect adversely the interests, rights or obligations of any Issuing Bank in its capacity as such shall be made without consent of such Issuing Bank.

No failure or delay on the part of the Administrative Agent or any Lender Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Administrative Agent or any Lender Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 11.2. Notices.  (a)                      All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address, or facsimile number, in the case of the Borrower and the Administrative Agent, set forth below its signature hereto and, in the case of each Lender, set forth in its Administrative Questionnaire, or at such other address, or facsimile number as may be designated by such party in a notice to the other parties; provided that notices, information, documents and other materials that the Borrower is required to deliver hereunder may be delivered to the Administrative Agent and the Lender Parties as specified in Section 11.2(b).  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received.

(b)           So long as Citibank is the Administrative Agent, the Borrower may provide to the Administrative Agent all information, documents and other materials that it furnishes to the Administrative Agent hereunder or any other Loan Document (and any guaranties, security agreements

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and other agreements relating thereto), including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default, Event of Default or Prepayment Event or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@ssmb.com; provided that any Communication requested pursuant to Section 6.1.1(h) shall be in a format acceptable to the Borrower and the Administrative Agent.

(1)           The Borrower agrees that the Administrative Agent may make such items included in the Communications as the Borrower may specifically agree available to the Lender Parties by posting such notices, at the option of the Borrower, on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).  Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(2)           The Administrative Agent agrees that the receipt of Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Administrative Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).

(c)           Each Lender Party agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender Party for purposes of this Agreement.  Each Lender Party agrees (i) to notify the Administrative Agent in writing (including by electronic communication) of such Lender Party’s e-mail address to which a Notice may be sent by electronic transmission on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any Notice may be sent to such e-mail address.

(d)           Patriot Act.  Each Lender Party hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”)), that it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Party to identify the Borrower in accordance with the Act.

SECTION 11.3. Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket

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expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with the preparation, execution and delivery of, and any amendments, waivers, consents, supplements or other modifications to, this Agreement or any other Loan Document.  The Borrower further agrees to pay, and to save the Administrative Agent and the Lender Parties harmless from all liability for, any stamp, recording, documentary or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and each Lender Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent or such Lender Party in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

SECTION 11.4. Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender Party and the extension of the Commitments, the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, advisors, directors, employees, partners and controlling persons (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Advances (collectively, the “Indemnified Liabilities”), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement or any other Loan Document.  In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto.  Each Indemnified Party shall (a) furnish the Borrower with prompt notice of any action, suit or other claim covered by this Section 11.4, (b) not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent, (c) shall cooperate fully in the Borrower’s defense of any such action, suit or other claim (provided, that the Borrower shall reimburse such Indemnified Party for its reasonable out-of-pocket expenses incurred pursuant hereto) and (d) at the Borrower’s request, permit the Borrower to assume control of the defense of any such claim, other than regulatory, supervisory or similar investigations, provided that (i) the Borrower acknowledges in writing its obligations to indemnify the Indemnified Party in accordance with the terms herein in connection with such claims, (ii) the Borrower shall keep the Indemnified Party fully informed with respect to the conduct of the defense of such claim, (iii) the Borrower shall consult in good faith with the Indemnified Party (from time to time and before taking any material decision) about the conduct of the defense of such claim, (iv) the Borrower shall conduct the defense of such claim properly and diligently taking into account its own interests and those of the Indemnified Party, (v) the Borrower shall employ counsel reasonably acceptable to the Indemnified Party and at the Borrower’s expense, and (vi) the Borrower shall not enter into a settlement with respect to such claim unless either (A) such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of the Indemnified Party, and contains a provision unconditionally releasing the Indemnified Party and each other indemnified party from, and holding all such persons harmless, against, all liability in respect of claims by any releasing party or (B) the Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).  Notwithstanding the Borrower’s election to assume the defense of such action, the Indemnified Party shall have the right to employ separate counsel

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and to participate in the defense of such action and the Borrower shall bear the fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the Borrower to represent the Indemnified Party would present such counsel with an actual or potential conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the Borrower and the Indemnified Party, and the Indemnified Party shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defenses (in which case the Borrower shall not have the right to assume the defense of such action on the Indemnified Party’s behalf), (3) the Borrower shall not have employed counsel reasonably acceptable to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action, or (4) the Borrower authorizes the Indemnified Party to employ separate counsel at the Borrower’s expense.  The Borrower acknowledges that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or the material breach by such Indemnified Party of its obligations under this Agreement or any other Loan Document.  In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 11.5. Survival.  The obligations of the Borrower under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 11.3 and 11.4, and the obligations of the Lender Parties under Section 10.3, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments.  The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 11.6. Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.7. Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 11.8. Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender Party (or notice thereof satisfactory to the Administrative Agent and the Borrower) shall have been received by the Administrative Agent and the Borrower (or, in the case of any Lender Party, receipt of signature pages transmitted by facsimile) and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender Party.

SECTION 11.9. Governing Law; Entire Agreement.  THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE

NYDOCS02/934719.8	60

GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 11.10. Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

(a) except to the extent permitted under Section 6.2.6, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

(b) the rights of sale, assignment and transfer of the Lender Parties are subject to Section 11.11.

SECTION 11.11. Sale and Transfer of Advances and Note; Participations in Advances.  Each Lender Party may assign, or sell participations in, its Advances and Commitment(s) to one or more other Persons in accordance with this Section 11.11.

SECTION 11.11.1. Assignments.  Any Lender Party may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(a)           Minimum Amounts.

(i) in the case of an assignment of the entire remaining amount of the assigning Lender Party’s Commitments and/or the Advances at the time owing to it or in the case of an assignment to a Lender Party, an Affiliate of a Lender Party, no minimum amount need be assigned; and

(ii) in any case not described in paragraph (a)(i) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender Party subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $25,000,000,  unless each of the Administrative Agent and, so long as no Event of Default or a Prepayment Event has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(b)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender Party’s rights and obligations under this Agreement with respect to the Advance or the Commitments assigned.

(c)           Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (a)(ii) of this Section and, in addition:

(i) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default or a Prepayment Event has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender Party, an Affiliate of a Lender Party or to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided that the Borrower shall be deemed to

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have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Commitments if such assignment is to a Person that is not a Lender Party with a Commitment in respect of Revolving Credit Commitments, the Letter of Credit Facility or the Swing Line Facility or an Affiliate of such Lender Party, unless such assignment is to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; and

(iii) the consent of each Issuing Bank and the Swing Line Bank (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Credit Commitments unless such assignment is to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank.

(d)           Lender Assignment Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, no processing and recordation fee shall be required upon any assignment to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank.  The assignee, if it is not a Lender Party, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e)           Acceptable Lender.  Except for assignments to any Federal Reserve Bank as collateral security pursuant to Regulation A of the F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank, no assignment shall be made to any Person that is not an Acceptable Lender.

(f)           No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (e).

(g)           No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.

(h)           Certain Pledges.  Notwithstanding anything to the contrary contained herein, any Lender Party may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender Party, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender Party from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender Party as a party hereto.

(i)           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Ratable Share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably

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consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swing Line Bank and each other Lender Party hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Ratable Share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.11.3, from and after the effective date specified in each Lender Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender Party under this Agreement, and the assigning Lender Party thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender Party’s rights and obligations under this Agreement, such Lender Party shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.4, 3.5, 3.7, 3.9, 10.2, 11.3, 11.4  and 11.16 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender Party’s having been a Defaulting Lender.  Any assignment or transfer by a Lender Party of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender Party of a participation in such rights and obligations in accordance with Section 11.11.2.  Notwithstanding the foregoing, in no event shall the Borrower be required to pay to any assignee any amount under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 that is greater than the amount which it would have been required to pay at the time of the relevant assignment had no such assignment been made.

SECTION 11.11.2. Participations.  Any Lender Party may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a “Participant”) participating interests in any of its Advances, its Commitment, or other interests of such Lender Party hereunder; provided that:

(a) no participation contemplated in this Section 11.11.2 shall relieve such Lender Party from its Commitment(s) or its other obligations hereunder;

(b) such Lender Party shall remain solely responsible for the performance of its Commitment(s) and such other obligations;

(c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender Party in connection with such Lender Party’s rights and obligations under this Agreement and each of the other Loan Documents;

(d) no Participant, unless such Participant is an Affiliate of such Lender Party, shall be entitled to require such Lender Party to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender Party may agree with any Participant that such Lender Party will not, without such Participant’s consent, take any actions of the type described in clause (c) or (d) of Section 11.1;

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(e) the Borrower shall not be required to pay any amount under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 that is greater than the amount which it would have been required to pay had no participating interest been sold; and

(f) each Lender Party that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest on) each of the Participant’s interest in the Lender Party’s Advances, Commitments or other interests hereunder (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 3.3, 3.4, 3.5, 3.6 and clause (g) of 6.1.1, shall be considered a Lender Party.

SECTION 11.11.3. Register.  The Administrative Agent, acting as agent for the Borrower, shall maintain at its address referred to in Section 11.2 a copy of each Added Lender Agreement and each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment(s) of, and principal amount of the Advances owing to, each Lender Party from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

SECTION 11.12. Other Transactions.  Nothing contained herein shall preclude the Administrative Agent or any Lender Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 11.13. Forum Selection and Consent to Jurisdiction.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND IRREVOCABLY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW, TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY

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FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 11.14. Process Agent.  If at any time the Borrower ceases to have a place of business in the United States, the Borrower shall appoint an agent for service of process (reasonably satisfactory to the Administrative Agent) located in New York City and shall furnish to the Administrative Agent evidence that such agent shall have accepted such appointment for a period of time ending no earlier than one year after the Termination Date.

SECTION 11.15. Judgment.  (a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at Citibank’s principal office in New York at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Committed Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Committed Currency with Dollars at Citibank’s principal office in New York at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given.

(c) The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

SECTION 11.16. No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a

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claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

SECTION 11.17. Waiver of Jury Trial.  THE ADMINISTRATIVE AGENT, THE LENDER PARTIES AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

SECTION 11.18. Confidentiality.  Each of the Administrative Agent and the Lender Parties agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement; (g) with the consent of the Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to any Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 11.19. No Fiduciary Relationship.  The Borrower acknowledges that the Lender Parties have no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender Party and the Borrower is solely that of creditor and debtor.  This Agreement and the other Loan Documents do not create a joint venture among the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ROYAL CARIBBEAN CRUISES LTD.

By:	____________________________
Name:
Title:

CITIBANK, N.A.
as Administrative Agent

By:	____________________________
Name:
Title:

Lenders:

CITIBANK, N.A.

By:	____________________________
Name:
Title:

DNB NOR BANK ASA

By:	____________________________
Name:
Title:

By:	____________________________
Name:
Title:

THE BANK OF NOVA SCOTIA

By:	____________________________
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC

By:	____________________________
Name:
Title:

BANK OF AMERICA, N.A.

By:	____________________________
Name:
Title:

BANKUNITED

By:	____________________________
Name:
Title:

BARCLAYS BANK PLC

By:	____________________________
Name:
Title:

BNP PARIBAS

By:	____________________________
Name:
Title:

By:	____________________________
Name:
Title:

BRANCH BANKING AND TRUST COMPANY

By:	____________________________
Name:
Title:

CHANG HWA COMMERCIAL BANK, LTD.

By:	____________________________
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	____________________________
Name:
Title:

By:	____________________________
Name:
Title:

GOLDMAN SACHS BANK USA

By:	____________________________
Name:
Title:

HSH NORDBANK AG, NEW YORK BRANCH

By:	____________________________
Name:
Title:

HUA NAN COMMERCIAL BANK, LONDON BRANCH

By:	____________________________
Name:
Title:

ICBC (LONDON) PLC

By:	____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	____________________________
Name:
Title:

MIZUHO CORPORATE BANK, LTD.

By:	____________________________
Name:
Title:

MORGAN STANLEY BANK, N.A.

By:	____________________________
Name:
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:
Name:
Title:

By:	____________________________
Name:
Title:

REGIONS BANK

By:	____________________________
Name:
Title:

SKANDINAVISKA ENSKILDA BANKEN AB

By:	____________________________
Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION

By:	____________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:	____________________________
Name:
Title:

SCHEDULE 1.01

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.  The Administrative Agent will, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.
The Additional Cost Rate for any Lender lending from a LIBO Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent.  This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender’s participation in all Advances made from such LIBO Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Advances made from that LIBO Lending Office.

4.	The Additional Cost Rate for any Lender lending from a LIBO Lending Office in the United Kingdom will be calculated by the Administrative Agent as :

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)
Where:

“A”
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”
is the percentage rate of interest (excluding the Applicable Margin applicable to LIBO Rate Advances, the Mandatory Cost and any interest charged on overdue amounts pursuant to clause (i) of Section 2.7(b) and, in the case of interest charged on amounts (other than on overdue amounts) pursuant to clause (ii) of Section 2.7(b), without counting any increase in interest rate effected by the charging of such increased rate) payable for the relevant Interest Period of such Advance.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

NYDOCS02/934719.8

“E”
is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Regulations” means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Administrative Agent or the Borrower, each Lender with a LIBO Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrower, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.
Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	its jurisdiction of incorporation and the jurisdiction of the LIBO Lending Office out of which it is making available its participation in the relevant Advance; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

NYDOCS02/934719.8	2

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a LIBO Lending Office in the same jurisdiction as such Lender’s LIBO Lending Office.

10.
The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.
The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

NYDOCS02/934719.8	3

SCHEDULE I
ROYAL CARIBBEAN CRUISES LTD.
CREDIT AGREEMENT

Name of Lender	Revolving Credit Commitment	Swing Line Sublimit Commitment	Letter of Credit Sublimit Commitment	Effective Date Outstanding Advances
Bank of America, N.A.	$42,000,000	$0	$0
BankUnited	$35,000,000	$0	$0
Barclays Bank PLC	$35,000,000	$0	$0
BNP Paribas	$33,000,000	$0	$0
Branch Banking and Trust Company	$20,000,000	$0	$0
Chang Hwa Commercial Bank, Ltd.	$10,000,000	$0	$0
Citibank, N.A.	$83,000,000	$70,000,000	$175,000,000
Deutsche Bank AG, New York Branch	$42,000,000	$0	$0
DnB NOR Bank ASA	$83,000,000	$0	$0
Goldman Sachs Bank USA,	$21,000,000	$0	$0
HSH Nordbank AG, New York Branch	$30,000,000	$0	$0
Hua Nan Commercial Bank, London Branch	$5,000,000	$0	$0
ICBC (London) plc	$15,000,000	$0	$0
JPMorgan Chase Bank, N.A.	$55,000,000	$0	$0
Mizuho Corporate Bank, Ltd.	$21,000,000	$0	$0
Morgan Stanley Bank, N.A.	$21,000,000	$0	$0
Nordea Bank Finland PLC, New York Branch	$25,000,000	$0	$0
Regions Bank	$30,000,000	$0	$0
Skandinaviska Enskilda Banken AB	$64,000,000	$0	$0
Sumitomo Mitsui Banking Corporation	$42,000,000	$0	$0
The Bank of Nova Scotia	$64,000,000	$0	$0
The Royal Bank of Scotland plc	$64,000,000	$0	$0
U.S. Bank National Association	$35,000,000	$0	$0
Total:	$875,000,000	$70,000,000	$175,000,000

NYDOCS02/934719

SCHEDULE II

DISCLOSURE SCHEDULE

Item 5.9 (b):  Vessels

Vessel	Owner	Flag
Sovereign	Pullmantur Cruises Sovereign Limited	Malta
Empress	Pullmantur Cruises Empress Limited	Malta
Monarch of the Seas	Monarch of the Seas Inc.	Bahamas
Majesty of the Seas	Majesty of the Seas Inc.	Bahamas
Grandeur of the Seas	Grandeur of the Seas Inc.	Bahamas
Rhapsody of the Seas	Rhapsody of the Seas Inc.	Bahamas
Enchantment of the Seas	Enchantment of the Seas Inc.	Bahamas
Vision of the Seas	Vision of the Seas Inc.	Bahamas
Voyager of the Seas	Voyager of the Seas Inc.	Bahamas
Horizon	Pullmantur Cruises Pacific Dream Limited	Malta
Zenith	Pullmantur Cruises Zenith Ltd.	Malta
Celebrity Century	Blue Sapphire Marine Inc.	Bahamas
Mariner of the Seas	Mariner of the Seas Inc.	Bahamas
Celebrity Millennium	Millennium Inc.	Malta
Explorer of the Seas	Explorer of the Seas Inc.	Bahamas
Celebrity Infinity	Infinity Inc.	Malta
Radiance of the Seas	Radiance of the Seas Inc.	Bahamas
Celebrity Summit	Summit Inc.	Malta
Adventure of the Seas	Adventure of the Seas Inc.	Bahamas
Navigator of the Seas	Navigator of the Seas Inc.	Bahamas
Celebrity Constellation	Constellation Inc.	Malta
Serenade of the Seas	Serenade of the Seas Inc.	Bahamas
Jewel of the Seas	Jewel of the Seas Inc.	Bahamas
Celebrity Xpedition	Islas Galapagos Turismo y Vapores CA	Ecuador
Legend of the Seas	Legend of the Seas Inc.	Bahamas
Splendour of the Seas	Splendour of the Seas Inc.	Bahamas
Freedom of the Seas	Freedom of the Seas Inc.	Bahamas
Azamara Journey	Azamara Journey Inc.	Malta

NYDOCS02/934719

Vessel	Owner	Flag
Azamara Quest	Azamara Quest Inc.	Malta
Atlantic Star	Pullmantur Cruises Sky Wonder, Ltd.	Malta
Liberty of the Seas	Liberty of the Seas Inc.	Bahamas
Ocean Dream	Pullmantur Cruises Atlantic Ltd.	Malta
Independence of the Seas	Independence of the Seas Inc.	Bahamas
Celebrity Solstice	Celebrity Solstice Inc.	Malta
Celebrity Equinox	Celebrity Equinox Inc.	Malta
Oasis of the Seas	Oasis of the Seas Inc.	Bahamas
Celebrity Eclipse	Celebrity Eclipse Inc.	Malta
Allure of the Seas	Allure of the Seas Inc.	Bahamas
Celebrity Silhouette**	Celebrity Silhouette Inc.	Malta

** Delivery of Vessel anticipated in July 2011

Item 5.10:  Existing Principal Subsidiaries

Name of the Subsidiary	Jurisdiction of Organization
Jewel of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Monarch of the Seas Inc.	Liberia
Grandeur of the Seas Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Rhapsody of the Seas Inc.	Liberia
Vision of the Seas Inc.	Liberia
Voyager of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
Adventure of the Seas Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Serenade of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Blue Sapphire Marine Inc.	Liberia
Millennium Inc.	Liberia
NYDOCS02/934719	2

Name of the Subsididary	Jurisdiction of Organization
Infinity Inc.	Liberia
Summit Inc.	Liberia
Constellation Inc.	Liberia
Islas Galápagos Turismo y Vapores C.A.	Ecuador
Legend of the Seas Inc.	Liberia
Splendour of the Seas Inc.	Liberia
Freedom of the Seas Inc.	Liberia
Pullmantur Cruises Sky Wonder, Ltd.	Malta
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
Pullmantur Cruises Zenith Limited	Malta
Pullmantur Cruises Empress Limited	Malta
Pullmantur Cruises Atlantic Limited	Malta
Liberty of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Equinox Inc.	Liberia
Pullmantur Cruises Pacific Dream Limited	Malta
Pullmantur Cruises Sovereign Limited	Malta
Allure of the Seas Inc.	Liberia
Celebrity Silhouette Inc.**	Malta

** Delivery of Vessel anticipated in July 2011

NYDOCS02/934719	3

EXHIBIT A

FORM OF NOTE

$________________	________ ___, _____

FOR VALUE RECEIVED, the undersigned, Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), promises to pay to the order of ___________________________________ (the “Lender”) on the Termination Date (as defined in the Credit Agreement described below) applicable to the Lender the principal sum of _______________________________________ DOLLARS ($__________) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of July 21, 2011 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Borrower, Citibank, N.A., as Administrative Agent, and the various financial institutions (including the Lender) as are, or shall from time to time become, parties thereto.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.  Both principal and interest in respect of each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to the Administrative Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds and (ii) in any Committed Currency are payable in such currency at the applicable Payment Office in same day funds.

This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

All Advances made by the Lender to the Borrower under the Credit Agreement and all payments of principal hereof by the Borrower to the Lender shall be recorded by the Lender and endorsed on the Schedule attached hereto (and any continuation thereof); provided that the failure by the Lender to set forth such Advances, payments and other information on such Schedule shall not in any manner affect the obligation of the Borrower to repay such Advances in accordance with the terms thereof.

NYDOCS02/935798.4

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  THIS NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

ROYAL CARIBBEAN CRUISES LTD.

By:	__________________________________________________________
Name:	__________________________________________________________
Title:	__________________________________________________________

NYDOCS02/935798.4	A-2

SCHEDULE TO EXHIBIT A

ADVANCES AND PRINCIPAL PAYMENTS

Date	Amount of Advance Made	Interest Period	Amount of Principal Repaid	Unpaid Principal Balance	Total	Notation Made By

NYDOCS02/935798.4	A-3

EXHIBIT B-1

BORROWING REQUEST
(REVOLVING CREDIT BORROWINGS)

Citibank, N.A.
1615 Brett Road, Building  #3
New Castle, Delaware 19720

Attention:                      Loan Administration

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.2(a) of the Amended and Restated Credit Agreement, dated as of July 21, 2011 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), certain financial institutions and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(a) of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is _______________, 201_.

(ii)           The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [LIBO Rate Advances].

(iii)           The aggregate amount of the Proposed Borrowing is $_______________][for a Revolving Credit Borrowing in a Committed Currency, list currency and amount of Revolving Credit Borrowing].

[(iv)           The initial Interest Period for each LIBO Rate Advance made as part of the Proposed Borrowing is _____ month[s].]

The Borrower hereby acknowledges that, pursuant to Section 4.2(b) of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Advances requested hereby constitute a representation and warranty by the Borrower that, on the date of such Advances (before and after giving effect thereto and to the application of the proceeds therefrom), all statements set forth in Section 4.2(a) are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower,

NYDOCS02/935798.4

each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be	Person to be Paid		Name, Address, etc.
Transferred	Name	Account No.	of Transferee Lender

____________	____________	__________	______________________________ ______________________________ Attention: _______________________

____________	____________	__________	______________________________ ______________________________ Attention: _______________________

Balance of such proceeds	The Borrower	__________	______________________________ ______________________________ Attention: _______________________

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 201_.

ROYAL CARIBBEAN CRUISES LTD.

By:	__________________________________________________________
Name:
Title:

NYDOCS02/935798.4	B-1-2

EXHIBIT B-2

BORROWING REQUEST
(SWING LINE BORROWINGS)

Citibank, N.A.
1615 Brett Road, Building  #3
New Castle, Delaware 19720

Attention:                      Loan Administration

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.2(b) of the Amended and Restated Credit Agreement, dated as of July 21, 2011 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), certain financial institutions and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is _______________, 201_.

(ii)           The aggregate amount of the Proposed Borrowing is $_______________].

(iii)           The maturity of the Proposed Borrowing is _______________ days.

The Borrower hereby acknowledges that, pursuant to Section 4.2(b) of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Advances requested hereby constitute a representation and warranty by the Borrower that, on the date of such Advances (before and after giving effect thereto and to the application of the proceeds therefrom), all statements set forth in Section 4.2(a) are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

NYDOCS02/935798.4

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be	Person to be Paid		Name, Address, etc.
Transferred	Name	Account No.	of Transferee Lender

____________	____________	__________	______________________________ ______________________________ Attention: _______________________

____________	____________	__________	______________________________ ______________________________ Attention: _______________________

Balance of such proceeds	The Borrower	__________	______________________________ ______________________________ Attention: _______________________

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 201_.

ROYAL CARIBBEAN CRUISES LTD.

By:	__________________________________________________________
Name:
Title:

NYDOCS02/935798.4	B-2-2

 EXHIBIT C

INTEREST PERIOD NOTICE

Citibank, N.A.
1615 Brett Road, Building  #3
New Castle, Delaware 19720

Attention:                      Loan Administration

ROYAL CARIBBEAN CRUISES LTD.

Gentlemen and Ladies:

This Interest Period Notice is delivered to you pursuant to the Amended and Restated Credit Agreement, dated as of July 21, 2011 (together with all amendments, if any, from time to time made thereto, the “Credit Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), certain financial institutions and Citibank, N.A., as Administrative Agent (the “Administrative Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                                                                                     , 201 ,

(1)           $______________ of the presently outstanding principal amount of the Advances originally made on _______________, ____ [and $______________ of the presently outstanding principal amount of the Advances originally made on _______________, ____],

(2)           be continued as LIBO Rate Advances having an Interest Period of _____ months.

The Borrower has caused this Interest Period Notice to be executed and delivered by its Authorized officer this __________ day of ___________, 201_.

ROYAL CARIBBEAN CRUISES LTD.

By:	__________________________________________________________
Name:
Title:

NYDOCS02/935798.4

EXHIBIT D-1

[Form of Opinion of Bradley Stein, Esq.]

_______________, 2011

To the Lenders party to the
   Credit Agreement referred to
   below and to Citibank, N.A.,
   1615 Brett Road, Building  #3
New Castle, Delaware 19720
   as Administrative Agent

Gentlemen:

I am the General Counsel of Royal Caribbean Cruises Ltd. (“RCCL”) and have acted in that capacity in connection with the Amended and Restated Credit Agreement dated as of July 21, 2011 (the “Credit Agreement”) between RCCL, the Lenders referred to therein and Citibank, N.A., as Administrative Agent.

In connection with the opinions expressed herein, I have examined originals or copies certified or otherwise identified to my satisfaction of such agreements, documents, certificates, and other statements of such governmental officials and corporate officers and other representatives of the corporations referred to herein and other papers as I have deemed relevant and necessary as a basis for such opinions.  In making such examinations I have assumed the genuineness of all signatures and the conformity with the originals of all documents submitted to me as copies.  As to facts material to my opinion, I have relied on the representations, warranties and statements made in or pursuant to the Credit Agreement and the other documents referred to herein and upon certificates of public officials and certificates and other written or oral statements of officers and other representatives of the corporations named herein.

Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

Based on the foregoing and subject to the qualifications and exceptions expressed herein, it is my opinion that:

(i)           no registration or other official action in the State of Florida is required in order to render the Credit Agreement or any of the other Loan Documents enforceable against RCCL;

(ii)           to the extent that their respective incomes are excludable from United States Income Taxation pursuant to Section 883 of the Internal Revenue Code, none of RCCL and its Principal Subsidiaries is, or under current law will be, taxable on its income under the Revenue Code of the State of Florida.  In addition, RCCL is not required, as a matter of the law of the State of Florida, to withhold income tax with respect to any interest or principal payments it is or may be required to make under the Loan Documents;

(iii)           To the best of my knowledge, the execution, delivery and performance by RCCL of the Credit Agreement and the other Loan Documents, and the consummation of the transactions contemplated thereby do not contravene any contractual or legal restriction contained in any indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements,

NYDOCS02/935798.4

bonds, notes and other agreements or instruments, or any orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect RCCL’s right to borrow money or RCCL’s obligations under the Credit Agreement or any of the other Loan Documents except as would not reasonably be expected to result in a Material Adverse Effect; and

(iv)           To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against RCCL or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the other Loan Documents or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of RCCL and its Subsidiaries taken as a whole.

The opinions expressed above are subject to the following further qualifications: (i) no opinion is expressed herein as to the choice of law provisions contained in the Agreements, (ii) no opinion is expressed herein as to the necessity of any of the Lenders to be qualified to do business in the State of Florida or to make any filings in connection therewith and (iii) no opinion is expressed herein as to laws other than the laws of the State of Florida.

This opinion is solely for the benefit of the Lenders and the Administrative Agent and is not to be relied on by any other person.

Very truly yours,

NYDOCS02/935798.4	D-1-2

 EXHIBIT D-2

[Form of Opinion of Watson, Farley & Williams (New York) LLP]

______________, 2011

To the Lenders party to the
  Credit Agreement referred to
  below and to Citibank, N.A.,
   1615 Brett Road, Building  #3
New Castle, Delaware 19720
   as Administrative Agent

Gentlemen:

We have acted as legal counsel on matters of Liberian law and New York law to Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), in connection with (a) an Amended and Restated Credit Agreement dated as of July 21, 2011 (the “Credit Agreement”) and made between (1) the Borrower, (2) the Lenders (as defined therein) as several lenders, and (3) Citibank, N.A. (the “Administrative Agent”) in respect of a revolving credit facility in the maximum aggregate amount of $875,000,000, and (b) the Notes referred to in the Credit Agreement (collectively, together with the Credit Agreement, the “Documents”).  Terms defined in the Credit Agreement shall have the same meaning when used herein.

With reference to the Documents you have asked for our opinion on the matters set forth below.  In rendering this opinion we have examined executed copies of the Documents.  We have also examined originals or photostatic copies or certified copies of all such agreements and other instruments, certificates by public officials and certificates of officers of the Borrower as are relevant and necessary and relevant corporate authorities of the Borrower.  We have assumed with your approval, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies, the power, authority and legal right of the parties to the Documents other than the Borrower to enter into and perform their respective obligations under each of the Documents, and the due authorization of the execution of the Documents by all parties thereto other than the Borrower.  We have also assumed that (i) the Borrower does not have its management and control in Liberia, or undertake any business activity in Liberia, and (ii) less than a majority of the shareholders of the Borrower by vote or value are resident in Liberia.

As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of public officials and of officers or representatives of the Borrower.

We are attorneys admitted to practice in the State of New York and do not purport to be experts in the laws of any other jurisdiction.  Insofar as our opinion relates to the law of the Republic of Liberia, we have relied on opinions of counsel in Liberia rendered in transactions which we consider to afford a satisfactory basis for such opinion, and upon our independent examinations of the Liberian Corporation Act of 1948 (Chapter 1 of Title 4 of the Liberian Code of Laws of 1956, effective March 1, 1958 as amended to July, 1973), the Liberian Business Corporation Act of 1976 (Title 5 of the Liberian Code of Laws Revised of 1976, effective January 3, 1977 as amended) (the “Business Corporation Act”), the Liberian Maritime Law (Title 21 of the Liberian Code of Laws of 1956 as amended), the Revenue Code of Liberia (2000), the regulations thereunder and an opinion dated December 23, 2004 addressed by the Minister of Justice and Attorney General of the Republic of Liberia to the LISCR Trust Company, and the

NYDOCS02/935798.4

Liberian Commercial Code Act of 2010, made available to us by Liberian Corporation Services, Inc. and the Liberian International Ship & Corporate Registry, LLC, and our knowledge and interpretation of analogous laws in the United States.  In rendering our opinion as to the valid existence in good standing of the Borrower, we have relied on a Certificate of Good Standing issued by order of the Minister of Foreign Affairs of the Republic of Liberia on [__________], 201_.

This opinion is limited to the law of the Republic of Liberia and the law of the State of New York.  We express no opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing and having regard to the legal considerations which we deem relevant, we are of the opinion that:

1.	The Borrower is a corporation duly incorporated, validly existing under the aforementioned Business Corporation Act and in good standing under the law of the Republic of Liberia;

2.	The Borrower has full right, power and authority to enter into, execute and deliver the Documents and to perform each and all of its obligations under the Documents;

3.
Each of the Documents has been executed and delivered by a duly authorized signatory of the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms;

4.
Neither the execution of, nor the performance of its obligations under, any of the Documents by the Borrower will contravene any existing applicable law, regulation or restriction of the Republic of Liberia or the State of New York and no consent or approval of, or exemption by, any Liberian or New York governmental or public bodies and authorities are required in connection with the execution and delivery by the Borrower of the Documents;

5.
Neither the execution nor delivery of any of the Documents, nor the transactions contemplated therein, nor compliance with the terms and conditions thereof, will contravene any provisions of Liberian or New York law or regulation or violate any provisions of the Articles of Incorporation or the Bylaws of the Borrower;

6.
It is not necessary to file, record or register any of the Documents or any instrument relating thereto or effect any other official action in any public office or elsewhere in the Republic of Liberia or the State of New York to render any such document enforceable against the Borrower;

7.
Assuming that no more than 25% of the total combined voting power and no more than 25% of the total value of the outstanding equity stock of the Borrower is beneficially owned, directly or indirectly, by persons resident in Liberia and that the Borrower does not, either directly or indirectly by persons resident in the Republic of Liberia and that the Borrower does not, either directly or through agents acting on its behalf, engage in the Republic of Liberia in the pursuit of gain or profit with a degree of continuity or regularity, the Borrower is not required or entitled under any existing applicable law or regulation of the Republic of Liberia to make any withholding or deduction in respect of any tax or otherwise from any payment which it is or may be required to make under any of the Documents;

8.	Assuming none of the Documents having been executed in the Republic of Liberia, no stamp or registration or similar taxes or charges are payable in the Republic of Liberia in respect of any of

NYDOCS02/935798.4	D-2-2

the Documents or the enforcement thereof in the courts of the Republic of Liberia other than customary court fees payable in litigation in the courts of the Republic of Liberia;

9.
Assuming that the shares of the Borrower and the Principal Subsidiaries are not owned, directly or indirectly, by the Republic of Liberia or any other sovereign under Liberian law, neither the Borrower nor any of the Principal Subsidiaries nor the property or assets of any of them (including in the case of the Principal Subsidiaries any of the Vessels and their earnings and insurances and requisition compensation) is immune from the institution of legal proceedings or the obtaining or execution of a judgment in the Republic of Liberia; and

10.
Under Liberian law the choice by the Borrower of the law of the State of New York to govern the Credit Agreement and the Notes is a valid choice of law and the irrevocable submission thereunder by the Borrower to the jurisdiction of the Supreme Court of the State of New York for the County of New York and for the United States District Court for the Southern District of New York is a valid submission to such courts.  In the event a judgment of such courts against the Borrower was obtained after service of process in the manner specified in the Credit Agreement, the same would be enforced by the courts of the Republic of Liberia without further review on the merits unless: (i) the judgment was obtained by fraud; or (ii) the judgment was given in a manner contrary to natural justice or the judgment was given in a manner contrary to the public policy of the Republic of Liberia; or (iii) the judgment was in a case in which the defendant did not appear or in which an authorized person did not appear in such defendant’s behalf; or (iv) the judgment was not for a specific ascertained sum of money; or (v) the judgment was not final and conclusive in accordance with the laws of the jurisdiction in which the judgment was obtained.

We qualify our opinion to the extent that (i) the enforceability of the rights and remedies provided for in the Documents (a) may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors’ rights and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy or similar principles, and (ii) while there is nothing in the law of the Republic of Liberia that prohibits a Liberian corporation from submitting to the jurisdiction of a forum other than the Republic of Liberia, the enforceability of such submission to jurisdiction provisions is not dependent upon Liberian law and such provisions may not be enforceable under the law of a particular jurisdiction.

A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement.  Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.  Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

Very truly yours,

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EXHIBIT E
LENDER ASSIGNMENT AGREEMENT

This Lender Assignment Agreement (the “Lender Assignment Agreement”) is dated as of the effective date (the “Effective Date”) set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Lender Assignment Agreement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Lender Assignment Agreement, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	_______________________________________
_______________________________________
[Assignor [is][is not] a Defaulting Lender]

2.	Assignee[s]:	_______________________________________
_______________________________________

_________________________

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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[for each Assignee, indicate [Affiliate] of [identify Lender]

3.	Borrower:	______________________________

4.	Administrative Agent:	______________________, as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The U.S. $875,000,000 Amended and Restated Credit Agreement dated as of July 21 among Royal Caribbean Cruises Ltd., the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Aggregate Amount of Commitment/Loans for all Lenders7	Amount of Commitment/Loans Assigned8	Percentage Assigned of Commitment/ Loans8
		$	$	%
		$	$	%
		$	$	%

[7.           Trade Date:                                ______________]9

_________________________

5 List each Assignor, as appropriate.

6 List each Assignee, as appropriate.

7 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

9 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Lender Assignment Agreement are hereby agreed to:

ASSIGNOR[S]10
[NAME OF ASSIGNOR]

By:______________________________
   Title:

[NAME OF ASSIGNOR]

By:______________________________
   Title:

ASSIGNEE[S]11
[NAME OF ASSIGNEE]

By:______________________________
   Title:

[NAME OF ASSIGNEE]

By:______________________________
   Title:
[Consented to and]12 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
  Administrative Agent

By: _________________________________
  Title:

[Consented to:]13
_________________________
10 Add additional signature blocks as needed.

11 Add additional signature blocks as needed.

12 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

13 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Bank, Issuing Bank) is required by Section 11.11.1 of the Credit Agreement.

NYDOCS02/935798.4	E-3

[NAME OF RELEVANT PARTY]

By: ________________________________
  Title:

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
LENDER ASSIGNMENT AGREEMENT

1.           Representations and Warranties.

1.1           Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Assignment Agreement and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Lender Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.11.1(e), (f) and (g) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.11.1(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Lender Assignment Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Lender Assignment Agreement and to purchase [the][such] Assigned Interest, and (vii) attached to the Lender Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of
NYDOCS02/935798.4

interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

       3.           General Provisions.  This Lender Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Lender Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Lender Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Lender Assignment Agreement.  This Lender Assignment Agreement shall be deemed to be a contract made under, and shall be governed by, the laws of the State of New York.

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EXHIBIT F

FORM OF COMMITMENT INCREASE AGREEMENT

Date: ___________________

Citibank, N.A.,
  as Administrative Agent
1615 Brett Road, Building  #3
New Castle, Delaware 19720

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida  33132

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of July 21, 2011 (as amended, restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) among Royal Caribbean Cruises Ltd. (the “Borrower”), the Lenders referred to therein, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are used herein as therein defined.

This Commitment Increase Agreement is made and delivered pursuant to Section 2.14 of the Credit Agreement.

Subject to the terms and conditions of Section 2.14 of the Credit Agreement, _______________________________ (the “Increasing Lender”) will increase its Commitment to an amount equal to $___________, on the Increased Commitment Date applicable to it.  The Increasing Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Commitment of the Increasing Lender shall be increased to the amount set forth above, and the Increasing Lender shall have all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement with a Commitment in the amount set forth above.

Effective on the Increased Commitment Date applicable to it, the Increasing Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of Advances as shall be necessary to effectuate the adjustments in the Ratable Shares of the Lenders contemplated by Section 2.14 of the Credit Agreement, and (ii) to the extent there are Advances outstanding on such Increased Commitment Date, agrees to fund on such Increased Commitment Date such assumed amounts of Advances to the Administrative Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to the Increasing Lender by the Administrative Agent.

This Commitment Increase Agreement shall constitute a Loan Document under the Credit Agreement.

THIS COMMITMENT INCREASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

NYDOCS02/935798.4

IN WITNESS WHEREOF, the Increasing Lender has caused this Commitment Increase Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

[INCREASING BANK]

By: ______________________________
Title:  _____________________________

CONSENTED TO as of _______________:

ROYAL CARIBBEAN CRUISES LTD.

By: _______________________
Title: _________________________

ACKNOWLEDGED as of ___________________:

CITIBANK, N.A.,
as Administrative Agent

By:  _______________________
Title:  ________________________

NYDOCS02/935798.4	F-2

EXHIBIT G

FORM OF ADDED LENDER AGREEMENT

Date: ___________________
Citibank, N.A.
as Administrative Agent
1615 Brett Road, Building  #3
New Castle, Delaware 19720

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of July 21, 2011 (as amended, restated, modified, supplemented or renewed from time to time, the “Credit Agreement”) among Royal Caribbean Cruises Ltd. (the “Borrower”), the Lenders referred to therein, and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Terms defined in the Credit Agreement are used herein as therein defined.

This Added Lender Agreement is made and delivered pursuant to Section 2.14 of the Credit Agreement.

Subject to the terms and conditions of Section 2.14 of the Credit Agreement, _________________________ (the “Added Lender”) will become a party to the Credit Agreement as a Lender, with a Commitment equal to $___________, on the Increased Commitment Date applicable to it.  The Added Lender hereby confirms and agrees that with effect on and after such Increased Commitment Date, the Added Lender shall be and become a party to the Credit Agreement as a Lender and have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with a Commitment in the amount set forth above.

Effective on the Increased Commitment Date applicable to it, the Added Lender (i) accepts and assumes from the assigning Lenders, without recourse, such assignment of Advances as shall be necessary to effectuate the adjustments in the Percentages of the Lenders contemplated by Section 2.14 of the Credit Agreement, and (ii) agrees to fund on such Increased Commitment Date such assumed amounts of Advances to the Administrative Agent for the account of the assigning Lenders in accordance with the provisions of the Credit Agreement, in the amount notified to the Added Lender by the Administrative Agent.

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The following administrative details apply to the Added Lender:

(A)           Lending Office(s):

Lender name:	_________________________________
Address:	_________________________________
_________________________________
_________________________________
_________________________________
Attention:	_________________________________
Telephone:	( )______________________________
Facsimile:	( )______________________________

Lender name:	_________________________________
Address:	_________________________________
_________________________________
_________________________________
_________________________________
Attention:	_________________________________
Telephone:	( )______________________________
Facsimile:	( )______________________________

(B)           Notice Address:

Lender name:	_________________________________
Address:	_________________________________
_________________________________
_________________________________
_________________________________
Attention:	_________________________________
Telephone:	( )______________________________
Facsimile:	( )______________________________

(C)           Payment Instructions:

Account No.:	_________________________________
At:	_________________________________
_________________________________
_________________________________
_________________________________
Reference::	_________________________________
Attention:	_________________________________

This Added Lender Agreement shall constitute a Loan Document under the Credit Agreement.
THIS ADDED LENDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS EXECUTION OUTSIDE SUCH STATE.

IN WITNESS WHEREOF, the Added Lender has caused this Added Lender Agreement to be duly executed and delivered in _____________, ______________, by its proper and duly authorized officer as of the day and year first above written.

NYDOCS02/935798.4	G-2

[ADDED LENDER]

By:   _______________
Title: ________________

CONSENTED TO as of ____________________:

ROYAL CARIBBEAN CRUISES LTD.

By:  ________________________
Title:   _______________________

ACKNOWLEDGED as of ________________:

CITIBANK, N.A.,
as Administrative Agent

By: ___________________
Title: _______________________

NYDOCS02/935798.4	G-3

EXHIBIT H

[Form of opinion of Shearman & Sterling LLP]

________________, 2011

To the Lenders party to the
Amended and Restated Credit
Agreement referred to below
and to Citibank, N.A.,
as Administrative Agent

Ladies and Gentlemen:

We have acted as counsel to Citibank, N.A., as Administrative Agent (the “Agent”), in connection with the Amended and Restated Credit Agreement, dated as of July 21, 2011 (the “Credit Agreement”), among Royal Caribbean Cruises, Ltd., a Liberian corporation (the “Borrower”), and each of you.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have reviewed originals or copies of the following documents:

(a)           The Credit Agreement.

(b)           The Notes executed by the Borrower and delivered on the date hereof.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed originals or copies of such other agreements and documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(A)           The genuineness of all signatures.

(B)           The authenticity of the originals of the documents submitted to us.

(C)	The conformity to authentic originals of any documents submitted to us as copies.

(D)	As to matters of fact, the truthfulness of the representations made in the Credit Agreement.

(E)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Borrower, enforceable against each such party in accordance with its terms.

NYDOCS02/935798.4

(F)           That:

(1)           The Borrower is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(2)           The Borrower has full power to execute, deliver and perform, and has duly executed and delivered, the Opinion Documents.

(3)           The execution, delivery and performance by the Borrower of the Opinion Documents have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)           contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)           except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)           result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)           Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Borrower of any Opinion Document or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Borrower, the Opinion Documents or the transactions governed by the Opinion Documents.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Borrower, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that each Opinion Document is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

Our opinion expressed above is subject to the following qualifications:

NYDOCS02/935798.4	H-2

(a)           Our opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)           Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)           We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Opinion Documents to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

(d)           We express no opinion with respect to the enforceability of any indemnity against loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

(e)           Our opinion is limited to Generally Applicable Law.

A copy of this opinion letter may be delivered by any of you to any person that becomes a Lender in accordance with the provisions of the Credit Agreement.  Any such person may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents.  This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Very truly yours,

SLH

NYDOCS02/935798.4	H-3